                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                  FORM 8-K/A
                                AMENDMENT NO. 1
                                CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


     DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JANUARY 13, 1998
                                                      ----------------
                              UNITED RENTALS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


-------------------------------------------------------------------------------


          Delaware                   1-13663                   06-1493538
----------------------------  ------------------------    ---------------------
(State or Other Jurisdiction  (Commission file Number)       (IRS Employer
 of  Incorporation)                                        Identification No.)


   Four Greenwich Office Park, Greenwich, Connecticut           06830
   ------------------------------------------------------------------------
   (Address of Principal Executive Offices)                   (Zip Code)


       Registrant's telephone number, including area code (203) 622-3131
                                --------------
==============================================================================

Item 7. Financial Statements and Exhibits

(a) Financial Statements of businesses acquired.
    The following financial statements are included herein:

 I. Consolidated and Combined Financial Statements of Access Rentals, Inc. and subsidiary and affiliate
     Report of Independent Accountants
     Consolidated and Combined Balance Sheets--March 31, 1996 and 1997 and
      December 31, 1997 (unaudited)
     Consolidated and Combined Statements of Income for the Years Ended
      September 30, 1994 and 1995, for the Six Months Ended March 31, 1996, for the Year Ended March 31, 1997 and for the Nine Months Ended December 31, 1996 and 1997 (unaudited)
     Consolidated and Combined Statement of Stockholders' Equity for the Years
      Ended September 30, 1994 and 1995, for the Six Months Ended March 31, 1996, for the Year Ended March 31, 1997 and for the Nine Months Ended December 31, 1997 (unaudited)
     Consolidated and Combined Statements of Cash Flows for the Years Ended
      September 30, 1994 and 1995, for the Six Months Ended March 31, 1996, for the Year Ended March 31, 1997 and for the Nine Months Ended December 31, 1996 and 1997 (unaudited)
     Notes to Financial Statements
 II. Combined Financial Statements of BNR Group of Companies
     Report of Independent Auditors
     Combined Balance Sheets--March 31, 1996 and 1997 and December 31, 1997
      (unaudited)
     Combined Statements of Earnings for the Years Ended March 31, 1996 and
      1997 and for the Nine Months Ended December 31, 1996 and 1997
      (unaudited)
     Combined Statements of Stockholders' Equity for the Years Ended March 31,
      1996 and 1997 and for the Nine Months Ended December 31, 1997
      (unaudited)
     Combined Statements of Cash Flows for the Years Ended March 31, 1996 and
      1997 and for the Nine Months Ended December 31, 1996 and 1997
      (unaudited)
     Notes to Combined Financial Statements

III. Financial Statements of Mission Valley Rentals, Inc.
     Report of Independent Auditors
     Balance Sheets--June 30, 1996 and 1997 and December 31, 1997
      (unaudited)
     Statements of Operations for the Years Ended June 30, 1996 and 1997
      and for the Six Months Ended December 31, 1996 and 1997
      (unaudited)
     Statements of Stockholders' Equity for the Years Ended June 30, 1996
      and 1997 and for the Six Months Ended December 31, 1997
      (unaudited)
     Statements of Cash Flows for the Years Ended June 30, 1996 and 1997
      and the Six Months Ended December 31, 1996 and 1997 (unaudited) Notes to Financial Statements

(b) Pro forma financial information

The following pro forma financial information is included herein:

  I. Pro Forma Consolidated Financial Statements of United Rentals, Inc. Introduction
     Pro Forma Consolidated Balance Sheets--December 31, 1997 (unaudited) Pro Forma Consolidated Statements of Operations for the Year Ended
      December 31, 1997 (unaudited)
     Notes to Pro Forma Consolidated Financial Statements

(c) Exhibits

    The following exhibits are filed herewith:

Exhibit Number                          Description
--------------                          -----------

    99.1 Consolidated Financial Statements of United Rentals, Inc. for the period August 14, 1997 (Inception) to December 31, 1997.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
Stockholder of Access Rentals, Inc.

  We have audited the accompanying consolidated balance sheet of Access Rentals, Inc., and subsidiary as of March 31, 1996, and the related consolidated statements of income, stockholders' equity and cash flows for the years ended September 30, 1994 and 1995, and the six months ended March 31, 1996. We have also audited the combined balance sheet of Access Rentals, Inc., and subsidiary and affiliate as of March 31, 1997, and the related combined statements of income, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated and combined financial statements referred to above present fairly, in all material respects, the financial position of Access Rentals, Inc., and subsidiary and affiliate as of March 31, 1996 and 1997, and results of their operations and cash flows for the years ended September 30, 1994 and 1995, the six months ended March 31, 1996 and the year ended March 31, 1997 in conformity with generally accepted accounting principles.

                                          /s/ Battaglia, Andrews & Moag, P.C.
Batavia, New York
January 22, 1998

               ACCESS RENTALS, INC. AND SUBSIDIARY AND AFFILIATE

                    CONSOLIDATED AND COMBINED BALANCE SHEETS

                                          MARCH 31,    MARCH 31,    DECEMBER
                                            1996         1997       31, 1997
                                         -----------  -----------  -----------
                                                                   (UNAUDITED)
                 ASSETS
                 ------
Cash.................................... $   284,228  $   399,196  $   362,817
Accounts receivable, net................   3,319,859    5,173,046    9,482,265
Unbilled receivables....................          --           --    1,075,209
Inventory...............................   2,013,125    1,835,687    2,511,326
Rental equipment, net...................  30,865,058   49,551,170   63,636,491
Property and equipment, net.............   2,625,564    4,599,576    5,386,167
Due from related party..................   1,121,814    1,860,102    2,071,971
Prepaid expenses and other assets.......   1,221,482    1,896,518    1,286,100
Deferred tax asset......................     458,908      937,585      576,730
Intangibles.............................          --    1,375,005    2,212,368
                                         -----------  -----------  -----------
    Total assets........................ $41,910,038  $67,627,885  $88,601,444
                                         ===========  ===========  ===========
  LIABILITIES AND STOCKHOLDERS' EQUITY
  ------------------------------------
Liabilities:
  Accounts payable, accrued expenses and
   other liabilities.................... $ 3,128,407  $ 3,601,707  $ 7,160,756
  Deferred tax liability................   4,675,199    6,350,541    7,821,732
  Debt..................................  19,109,094   39,782,237   51,505,595
                                         -----------  -----------  -----------
    Total liabilities...................  26,912,700   49,734,485   66,488,083
Commitments and contingencies
Stockholders' equity:
  Common stock, $1 par value; 10,000
   shares authorized, 300, 300 and
   10,000 shares issued and outstanding
   for each respective year.............         300          300       10,000
  Additional paid-in capital............       4,500        4,500        4,500
  Note receivable from stockholder......    (420,040)    (515,606)  (1,105,994)
  Retained earnings.....................  15,426,922   18,411,049   23,278,389
  Equity adjustment for foreign currency
   translation..........................     (14,344)      (6,843)     (73,534)
                                         -----------  -----------  -----------
    Total stockholders' equity..........  14,997,338   17,893,400   22,113,361
                                         -----------  -----------  -----------
    Total liabilities and stockholders'
     equity............................. $41,910,038  $67,627,885  $88,601,444
                                         ===========  ===========  ===========

                            See accompanying notes.

               ACCESS RENTALS, INC. AND SUBSIDIARY AND AFFILIATE

                 CONSOLIDATED AND COMBINED STATEMENTS OF INCOME

                                YEAR ENDED          SIX MONTHS                   NINE MONTHS ENDED
                               SEPTEMBER 30,           ENDED     YEAR ENDED        DECEMBER 31,
                          ------------------------   MARCH 31,    MARCH 31,   ------------------------
                             1994         1995         1996         1997         1996         1997
                          -----------  -----------  -----------  -----------  -----------  -----------
                                                                              (UNAUDITED)  (UNAUDITED)
Revenues:
 Equipment rentals......  $15,804,754  $18,382,243  $10,405,814  $30,615,602  $21,391,478  $33,092,299
 Sales of equipment and
  parts.................    4,731,889    9,426,936    3,629,373    8,963,128    9,279,272   10,258,882
                          -----------  -----------  -----------  -----------  -----------  -----------
 Total revenues.........   20,536,643   27,809,179   14,035,187   39,578,730   30,670,750   43,351,181
Cost of revenues:
 Cost of rentals
  excluding
  depreciation..........    4,867,059    6,129,103    3,870,961    9,937,663    7,341,151    9,819,143
 Depreciation, equipment
  rentals...............    2,825,381    3,405,797    2,139,726    6,509,012    4,701,737    6,672,741
 Cost of equipment and
  parts.................    3,468,073    7,115,826    2,703,494    6,494,156    5,200,774    7,568,450
                          -----------  -----------  -----------  -----------  -----------  -----------
 Total cost of revenues.   11,160,513   16,650,726    8,714,181   22,940,831   17,243,662   24,060,334
                          -----------  -----------  -----------  -----------  -----------  -----------
Gross profit............    9,376,130   11,158,453    5,321,006   16,637,899   13,427,088   19,290,847
Selling, general and
 administrative
 expenses...............    4,414,362    5,394,286    2,329,997    8,747,215    6,261,115    7,953,627
Non-rental depreciation.      489,084      532,659      283,206      946,382      658,899    1,067,156
                          -----------  -----------  -----------  -----------  -----------  -----------
 Operating income.......    4,472,684    5,231,508    2,707,803    6,944,302    6,507,074   10,270,064
Interest expense........      673,532    1,147,616      682,394    2,604,066    1,821,607    2,918,100
Other (income), net.....     (220,289)    (250,421)    (295,443)    (605,215)    (363,828)    (567,759)
                          -----------  -----------  -----------  -----------  -----------  -----------
 Income before provision
  for income taxes and
  cumulative effect of
  change in accounting
  principle.............    4,019,441    4,334,313    2,320,852    4,945,451    5,049,295    7,919,723
Provision for income
 taxes..................    1,661,994    1,819,455    1,122,851    1,786,724    2,016,066    2,974,033
                          -----------  -----------  -----------  -----------  -----------  -----------
 Income before
  cumulative effect of
  change in accounting
  principle.............    2,357,447    2,514,858    1,198,001    3,158,727    3,033,229    4,945,690
Cumulative effect of
 change in method of
 accounting for taxes...       46,325           --           --           --           --           --
                          -----------  -----------  -----------  -----------  -----------  -----------
 Net income.............  $ 2,403,772  $ 2,514,858  $ 1,198,001  $ 3,158,727  $ 3,033,229  $ 4,945,690
                          ===========  ===========  ===========  ===========  ===========  ===========


                            See accompanying notes.

               ACCESS RENTALS, INC. AND SUBSIDIARY AND AFFILIATE

          CONSOLIDATED AND COMBINED STATEMENT OF STOCKHOLDERS' EQUITY

                                                        NOTE
                           COMMON STOCK   ADDITIONAL RECEIVABLE                             FOREIGN
                          --------------   PAID-IN      FROM      TREASURY    RETAINED     CURRENCY
                          SHARES AMOUNT    CAPITAL   STOCKHOLDER    STOCK     EARNINGS    TRANSLATION
                          ------ -------  ---------- -----------  ---------  -----------  -----------
Balance at October 1,
 1993...................       6 $ 4,800    $   --   $  (128,069) $(200,000) $ 9,775,310   $     --
 Prior period
  adjustment............                                                        (265,019)
                          ------ -------    ------   -----------  ---------  -----------   --------
Balance, October 1, as
 restated...............       6   4,800        --      (128,069)  (200,000)   9,510,291         --
 Retroactive retirement
  of treasury stock.....                                            200,000     (200,000)
 Retroactive effect of
  stock split...........     294  (4,500)    4,500
 Advances on note
  receivable from
  stockholder, net......                                (199,179)
 Net income.............                                                       2,403,772
                          ------ -------    ------   -----------  ---------  -----------   --------
Balance at September 30,
 1994...................     300     300     4,500      (327,248)        --   11,714,063         --
 Advances on note
  receivable from
  stockholder, net......                                 (44,180)
 Net income.............                                                       2,514,858     (5,557)
                          ------ -------    ------   -----------  ---------  -----------   --------
Balance at September 30,
 1995...................     300     300     4,500      (371,428)        --   14,228,921     (5,557)
 Advances on note
  receivable from
  stockholder, net......                                 (48,612)
 Net income.............                                                       1,198,001     (8,787)
                          ------ -------    ------   -----------  ---------  -----------   --------
Balance at March 31,
 1996...................     300     300     4,500      (420,040)        --   15,426,922    (14,344)
 Advances on note
  receivable from
  stockholder, net......                                (105,566)
 Affiliate owner
  contributions.........                                  10,000
 Affiliate owner
  distributions.........                                                        (174,600)
 Net income.............                                                       3,158,727      7,501
                          ------ -------    ------   -----------  ---------  -----------   --------
Balance at March 31,
 1997...................     300     300     4,500      (515,606)        --   18,411,049     (6,843)
 Issuance of common
  stock (unaudited).....   9,700   9,700                                          (9,700)
 Advances on note
  receivable from
  stockholder, net
  (unaudited)...........                                (590,388)
 Affiliate owner
  distributions
  (unaudited)...........                                                         (68,650)
 Net income (unaudited).                                                       4,945,690    (66,691)
                          ------ -------    ------   -----------  ---------  -----------   --------
Balance at December 31,
 1997 (unaudited).......  10,000 $10,000    $4,500   $(1,105,994) $      --  $23,278,389   $(73,534)
                          ====== =======    ======   ===========  =========  ===========   ========


                            See accompanying notes.

               ACCESS RENTALS, INC. AND SUBSIDIARY AND AFFILIATE

               CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS

                               YEAR ENDED                                         NINE MONTHS ENDED
                              SEPTEMBER 30,        SIX MONTHS    YEAR ENDED         DECEMBER 31,
                         ------------------------  ENDED MARCH   MARCH 31,    --------------------------
                            1994         1995       31, 1996        1997          1996          1997
                         -----------  -----------  -----------  ------------  ------------  ------------
                                                                              (UNAUDITED)   (UNAUDITED)
CASH FLOWS FROM
 OPERATING ACTIVITIES:
 Net income............. $ 2,403,772  $ 2,514,858  $ 1,198,001  $  3,158,727  $  3,033,229  $  4,945,690
 Adjustments to
  reconcile net income
  to net cash provided
  by operating
  activities:
 Depreciation and
  amortization..........   3,314,465    3,938,456    2,422,932     7,583,689     5,446,164     7,898,802
 Deferred income taxes..     672,080      676,782      667,412     1,151,456     1,048,873     1,835,040
 Gain on sales of
  equipment.............    (778,327)  (1,274,170)    (533,974)   (1,543,192)   (1,064,927)   (1,767,358)
 Cumulative effect of
  change in method of
  accounting for income
  taxes.................     (46,325)          --           --            --            --            --
 Change in assets and
  liabilities:
  Increase (decrease)
   in:
   Accounts receivable,
    net.................  (1,163,341)     (43,024)     670,789    (1,853,187)   (3,004,185)   (4,309,219)
   Unbilled receivables.          --           --           --            --            --    (1,075,209)
   Inventory............     (91,367)    (357,333)    (741,329)      177,438      (393,457)     (675,639)
   Prepaid expenses and
    other assets........    (740,966)     (92,290)     179,547      (584,753)      111,402       560,606
  Increase (decrease)
   in:
   Accounts payable,
    accrued expenses and
    other liabilities...     213,105      949,842      402,186       473,300       129,992     3,559,049
                         -----------  -----------  -----------  ------------  ------------  ------------
    Total adjustments...   1,379,324    3,798,263    3,067,563     5,404,751     2,273,862     6,026,072
    Net cash provided by
     operating
     activities.........   3,783,096    6,313,121    4,265,564     8,563,478     5,307,091    10,971,762
CASH FLOWS FROM
 INVESTING ACTIVITIES:
 Proceeds from the sale
  of property and
  equipment.............   2,715,240    4,498,860    3,511,441     5,223,214     3,662,918     6,076,640
 Purchase of property
  and equipment.........  (2,497,803)  (4,978,090)  (3,789,714)   (3,146,679)     (333,516)   (5,572,825)
 Advances on loan
  receivable--
  stockholder...........    (304,436)    (248,462)     (99,555)     (389,594)     (293,310)     (697,153)
 Repayments on loan
  receivable--
  stockholder...........     105,257      204,282       50,943       284,028       158,829       106,765
 Advances on loan
  receivable--related
  party.................     (13,000)          --     (531,466)     (759,690)     (358,798)     (246,543)
 Repayments on loan
  receivable--related
  party.................      10,174        7,128        3,673        21,402        15,401        34,674
 Advances on note
  receivable............          --      (48,322)          --       (77,851)           --            --
 Repayments on note
  receivable............    (126,668)       3,283        2,554         6,255         4,632        31,128
 Acquisition of
  subsidiary............          --     (866,700)          --            --            --            --
 Payments for
  intangibles...........          --           --           --    (1,521,984)   (1,521,984)     (977,583)
                         -----------  -----------  -----------  ------------  ------------  ------------
   Net cash provided by
    (used by) investing
    activities..........    (111,236)  (1,428,021)    (852,124)     (360,899)    1,334,172    (1,244,897)
CASH FLOWS FROM
 FINANCING ACTIVITIES:
 Affiliate owner
  distributions.........          --           --           --      (174,600)           --       (68,650)
 Affiliate owner
  contributions.........          --           --           --        10,000        10,000            --
 Borrowings on debt
  obligations...........     161,297      736,330    2,083,097    23,048,203    16,018,625    22,959,059
 Principal payments on
  debt obligations......  (3,932,202)  (5,601,158)  (5,234,451)  (30,978,715)  (22,599,866)  (32,586,962)
                         -----------  -----------  -----------  ------------  ------------  ------------
   Net cash used by
    financing
    activities..........  (3,770,905)  (4,864,828)  (3,151,354)   (8,095,112)   (6,571,241)   (9,696,553)
Equity translation......          --       (5,557)      (8,787)        7,501         7,569       (66,691)
                         -----------  -----------  -----------  ------------  ------------  ------------
Net increase (decrease)
 in cash................     (99,045)      14,715      253,299       114,968        77,591       (36,379)
CASH--BEGINNING OF
 PERIOD.................     115,259       16,214       30,929       284,228       284,228       399,196
                         -----------  -----------  -----------  ------------  ------------  ------------
CASH--END OF PERIOD..... $    16,214  $    30,929  $   284,228  $    399,196  $    361,819  $    362,817
                         ===========  ===========  ===========  ============  ============  ============

                            See accompanying notes.

               ACCESS RENTALS, INC. AND SUBSIDIARY AND AFFILIATE

                         NOTES TO FINANCIAL STATEMENTS

  FOR THE YEARS ENDED SEPTEMBER 30, 1994 AND 1995, AND AS OF AND FOR THE SIX
                                 MONTHS ENDED
        MARCH 31, 1996 AND AS OF AND FOR THE YEAR ENDED MARCH 31, 1997
    (THE INFORMATION AS OF DECEMBER 31, 1997 AND FOR THE NINE MONTHS ENDED
                   DECEMBER 31, 1996 AND 1997 IS UNAUDITED)

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION AND COMBINATION

  The accompanying financial statements include the financial statements of Access Rentals, Inc. (the "Parent"), Access Lift Equipment, Inc. (the "Subsidiary") which was acquired in February 1995 and Reinhart Leasing LLC (the "Affiliate"). The Affiliate, which has common ownership to the Parent, was formed on June 26, 1996.

  The accompanying financial statements include the financial statements of the Parent for the years ended September 30, 1994 and 1995, as of and for the six months ended March 31, 1996, as of and for the year ended March 31, 1997 and as of December 31, 1997 and for the nine months ended December 31, 1996 and 1997 and the financial statements of the Subsidiary for the seven months ended September 30, 1995, as of and for the three months ended December 31, 1995 (included in the financial statements for the six months ended March 31, 1996), as of and for the year ended December 31, 1996 (included in the financial statements for the year ended March 31, 1997) and the nine months ended December 31, 1996 and 1997. The consolidated financial statements have been combined with the financial statements of the Affiliate for the six months ended December 31, 1996 (included in the financial statements for the nine months ended December 31, 1996) as of and for the nine months ended March 31, 1997 and as of and for the nine months ended December 31, 1997. All material intercompany transactions and balances have been eliminated in consolidation and combination.

BUSINESS

  Access Rentals, Inc. and Subsidiary (the Company) rents, sells and repairs aerial personnel lift equipment primarily to companies in the manufacturing and construction industries. Sales and rentals primarily occur in areas where the Company maintains offices, such as the states of New York, Minnesota, Tennessee, Indiana, New Jersey, Pennsylvania, Connecticut, South Carolina, Florida, Washington and in and around Toronto, Canada. The nature of the Company's business is such that short-term obligations are typically met by cash flow generated from long-term assets. Consequently, consistent with industry practice, the balance sheet is presented on an unclassified basis.

  Reinhart Leasing, LLC rents and sells aerial personnel lift equipment solely to Access Rentals, Inc.

INTERIM FINANCIAL STATEMENTS

  The accompanying balance sheet at December 31, 1997, and the statements of income, stockholders' equity and cash flows for the nine month periods ended December 31, 1996 and 1997 are unaudited and have been prepared on the same basis as the audited financial statements included herein. In the opinion of management, such unaudited financial statements include all adjustments necessary to present fairly the information set forth therein, which consists solely of normal recurring adjustments. The results of operations for such interim periods are not necessarily indicative of results for the full year.

ACCOUNTS RECEIVABLE

  It is the Company's policy to present accounts receivable net of an allowance for uncollectible accounts. At March 31, 1996 and 1997 and December 31, 1997, the balance of the allowance for uncollectible accounts amounted to $103,028, $228,885 and $380,000, respectively.

INVENTORY

  Inventory consists of equipment and vehicles purchased for resale and equipment parts purchased for repairs and resale. Equipment is valued at the lower of cost or market, based on specific identification, and parts are valued using the average cost method.

               ACCESS RENTALS, INC. AND SUBSIDIARY AND AFFILIATE

  Inventory amounted to:

                                                    MARCH 31,
                                             -----------------------  DECEMBER
                                                1996        1997      31, 1997
                                             ----------- ----------- -----------
                                                                     (UNAUDITED)
      Equipment for resale.................. $ 1,371,741 $   368,723 $   842,295
      Parts.................................     641,384   1,466,964   1,669,031
                                             ----------- ----------- -----------
        Total............................... $ 2,013,125 $ 1,835,687 $ 2,511,326
                                             =========== =========== ===========

RENTAL EQUIPMENT

  Rental equipment is recorded at cost. Depreciation for rental equipment is computed using the straight-line method over an estimated six-year useful life with a 10% salvage value.

PROPERTY AND EQUIPMENT

  Property and equipment is stated at cost and is being depreciated using the straight-line and declining balance methods over the estimated useful lives of the respective assets.

  The cost of normal maintenance and repairs is charged to expense as incurred, whereas expenditures which materially extend property lives are capitalized. When depreciable property is retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in income.

RENTAL REVENUE

  Rental revenue is recorded as earned under the operating method.

ADVERTISING COSTS

  The Company advertises primarily through trade journals, trade associations and phone directories. All advertising costs are expensed as incurred. Advertising expenses amounted to approximately $7,706, $11,349, $6,717, $10,395, $6,454 and $26,982, for the years ended September 30, 1994 and 1995, six months ended March 31, 1996, year ended March 31, 1997, and nine months ended December 31, 1996 and 1997, respectively.

OTHER ASSETS/AMORTIZATION

  During the year ended March 31, 1997 and the nine months ended December 31, 1997, the Company acquired assets of two companies. The acquisitions resulted in goodwill and covenants not-to-compete amounting to approximately $1,777,500 and $700,000, respectively, which are being amortized using the straight-line method over 15 years and 5 years, respectively. Total amortization expense amounted to $128,295, $85,528 and $158,905 for the year ended March 31, 1997 and the nine months ended December 31, 1996 and 1997, respectively.

INCOME TAXES

  The provision for income tax is based on earnings reported for financial statement purposes, adjusted for transactions that do not enter into the computation of income taxes payable. The Parent, Subsidiary and Affiliate file separate tax returns. The Parent files tax returns in the United States and the Subsidiary files tax returns in Canada. The Affiliate is a limited liability company taxed as a partnership; therefore the members are taxed individually on the income of the Affiliate and a provision for taxes has not been made in the financial statements.

               ACCESS RENTALS, INC. AND SUBSIDIARY AND AFFILIATE

CONCENTRATION OF CREDIT RISK

  Credit is granted to substantially all of the Parent's customers throughout the United States and the Subsidiary's customers throughout Canada. Management feels that adequate reserves for potential credit losses are maintained.

FOREIGN CURRENCY TRANSLATION

  The Company conducts business through a subsidiary located in Canada. The Company regards the local currency of the subsidiary to be its functional currency; consequently, translation gains and losses of the foreign subsidiary are accumulated and reported as a separate component of stockholders' equity. Transaction gains and losses that arise from exchange rate fluctuations on the transactions denominated in a currency other than the local functional currency are included in the results of operations.

USE OF ESTIMATES IN PREPARATION OF FINANCIAL STATEMENTS

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. This affects the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

NOTE 2--RENTAL EQUIPMENT

RENTAL EQUIPMENT

  Rental equipment and related accumulated depreciation consisted of the following:

                                                   MARCH 31,
                                            -----------------------  DECEMBER
                                               1996        1997      31, 1997
                                            ----------- ----------- -----------
                                                                    (UNAUDITED)
Rental equipment........................... $43,896,291 $66,007,890 $84,098,558
Less accumulated depreciation..............  13,031,233  16,456,720  20,462,067
                                            ----------- ----------- -----------
Rental equipment, net...................... $30,865,058 $49,551,170 $63,636,491
                                            =========== =========== ===========

PROPERTY AND EQUIPMENT

  Property and equipment and related accumulated depreciation consisted of the following:

                                                    MARCH 31,
                                              --------------------- DECEMBER 31,
                                                 1996       1997        1997
                                              ---------- ---------- ------------
                                                                    (UNAUDITED)
Land......................................... $  182,969 $  182,969  $  182,969
Buildings and improvements...................    949,741  1,346,619   1,779,975
Office and shop equipment....................    833,209  1,341,605   1,387,020
Transportation equipment.....................  2,573,492  4,425,156   5,393,695
Less accumulated depreciation................  1,913,847  2,696,773   3,357,492
                                              ---------- ----------  ----------
Property and equipment, net.................. $2,625,564 $4,599,576  $5,386,167
                                              ========== ==========  ==========

               ACCESS RENTALS, INC. AND SUBSIDIARY AND AFFILIATE

NOTE 3--NET INVESTMENT IN SALES-TYPE LEASES

  The Company leases some of its rental equipment to customers under sales-type leases. The following summarizes the net investment in sales-type leases which are included in prepaid and other assets on the balance sheet:

                                                     MARCH 31,
                                                ------------------- DECEMBER 31,
                                                  1996      1997        1997
                                                --------- --------- ------------
                                                                    (UNAUDITED)
Total minimum lease payments to be received.... $ 418,679 $ 573,127  $ 716,961
Less unearned interest income..................    26,950    38,773     39,627
                                                --------- ---------  ---------
Net investment in sales-type leases............ $ 391,729 $ 534,354  $ 677,334
                                                ========= =========  =========

NOTE 4--DEBT

  Debt consists of the following:

                                                  MARCH 31,
                                           ----------------------- DECEMBER 31,
                                              1996        1997         1997
                                           ----------- ----------- ------------
                                                                   (UNAUDITED)
Lines-of-credit..........................  $ 2,130,195 $ 3,788,341 $ 3,828,370
Present value of capital lease
 obligations.............................    3,436,191   8,465,249  16,104,886
Various installment obligations
 collateralized by rental and
 transportation equipment. These notes
 bear interest ranging from 6%-9.8%, with
 repayment periods ranging from two to
 five years..............................   12,030,127  18,913,002  23,965,117
Term loan payable to a bank, monthly
 payments of $50,500 including interest
 at 7.84%, maturing July, 2006.
 Collateralized by rental equipment......      270,413   2,217,572   1,887,211
Term loan payable to a bank, requiring
 monthly principle payments of $79,511,
 plus interest at the prime rate plus
 1.75%, or the sum of the LIBOR on the
 request day plus 1.75% (7.3125% at
 March 31, 1997), maturing July 2002. The
 loan is collateralized by rental
 equipment of the Affiliate..............           --   5,088,735   4,325,469
Term loan payable to a bank, quarterly
 principal payments of $46,021, plus
 interest at 6%, maturing July 1999.
 Collateralized by rental equipment of
 the Parent..............................      598,268     414,186     276,124
Subsidiary revolving term loan payable to
 a bank, monthly principal payments
 totaling Canadian $39,455, plus interest
 at Canadian prime rate plus 0.5%, (5.25%
 at March 31, 1997), maturing June 2000.
 Collateralized by equipment of
 Subsidiary and guaranteed by the
 Parent..................................      608,502     878,339   1,116,680
Mortgage payable to third-party lender,
 monthly payments of $1,750 including
 interest at 9%, maturing January 1998.
 Collateralized by real property at 45
 Center Street, Batavia, New York........       35,398      16,813       1,738
                                           ----------- ----------- -----------
    Total debt...........................  $19,109,094 $39,782,237 $51,505,595
                                           =========== =========== ===========

               ACCESS RENTALS, INC. AND SUBSIDIARY AND AFFILIATE

BANK LINES-OF-CREDIT

  The Parent has revolving bank lines-of-credit amounting to $5,000,000 (increased to $6,000,000 on September 1, 1997), which are payable on demand, with interest due monthly at rates varying from 7.50% to 8.00% as of March 31, 1997. The agreements are collateralized by equipment and receivables of the Parent. The outstanding balance on these lines-of-credit agreements amounted to $3,788,341 at March 31, 1997.

  The Parent also has revolving term lines-of-credit available from various lending institutions which aggregate $63,700,000 as of March 31, 1997. The Company pays interest on the outstanding balances of these agreements at rates which ranged from 6.65% to 9.8% at March 31, 1997.

  The Subsidiary has a $500,000 (Canadian denomination) revolving line-of-credit available for operating cash requirements and a $2,400,000 (Canadian denomination) term line-of-credit available to finance up to 75% of the cost of equipment acquisitions. The operating line-of-credit is payable on demand, with interest due monthly at the Canadian prime rate of interest plus 0.25%, (5.00% at March 31, 1997). There was not an outstanding balance on the operating line-of-credit agreement as of March 31, 1997. Advances on the equipment line-of-credit are payable over 36 or 48 months, with interest due monthly at Canadian prime plus 0.50%, (5.25% at March 31, 1997). The outstanding balance on the equipment line-of-credit agreement was $878,339 (United States denomination) as of March 31, 1997. The line-of-credit agreements are collateralized by accounts receivable and personal property of the Subsidiary and are guaranteed by the Parent.

  Current maturities of long-term debt for each of the five years subsequent to March 31, 1997 are as follows:

                                                           CAPITAL
                                                DEBT        LEASE
                                             OBLIGATIONS OBLIGATIONS TOTAL DEBT
                                             ----------- ----------- -----------
      1998.................................. $12,274,967 $2,283,984  $14,558,951
      1999..................................   7,097,078  2,168,855    9,265,933
      2000..................................   5,099,954  1,869,131    6,969,085
      2001..................................   3,002,236  1,379,399    4,381,635
      2002..................................   1,811,547    896,077    2,707,624
      Thereafter............................   2,031,206  1,492,772    3,523,978
                                             ----------- ----------  -----------
      Total payments........................  31,316,988 10,090,218   41,407,206
      Less interest amount..................          --  1,624,969    1,624,969
                                             ----------- ----------  -----------
        Total debt.......................... $31,316,988 $8,465,249  $39,782,237
                                             =========== ==========  ===========

CAPITAL LEASE OBLIGATIONS

  The Company and Affiliate lease rental equipment under various agreements classified as capital leases based on the provisions of Statement of Financial Accounting Standards No. 13. The economic substance of the leases is that the Company is financing the acquisition of the equipment through the leases and, accordingly, they are recorded in the Company's assets and liabilities. These assets are stated on the balance sheet at their capitalized cost, less accumulated depreciation, of $4,115,887, $9,091,782 and $16,275,311 as of
March 31, 1996 and 1997 and December 31, 1997, respectively.

               ACCESS RENTALS, INC. AND SUBSIDIARY AND AFFILIATE

NOTE 5--OPERATING LEASES

  The Company leases building, shop and office space, and rental equipment under various long-term and short-term operating lease agreements. Rent expense under the agreements for the years ended September 30, 1994 and 1995, six months ended March 31, 1996, year ended March 31, 1997, and nine months ended December 31, 1996 and 1997 amounted to $328,892, $334,504, $174,189,
$825,229, $758,883 and $1,086,219, respectively.

  The total future minimum rental payments required for noncancellable operating leases as of March 31, 1997 are as follows:

      1998........................................................... $  513,782
      1999...........................................................    342,859
      2000...........................................................    363,925
      2001...........................................................    267,697
      2002...........................................................    410,846
      Thereafter.....................................................     80,785
                                                                      ----------
          Total...................................................... $1,979,894
                                                                      ==========

NOTE 6--PROVISIONS FOR INCOME TAXES

  The Company has provided for income tax based on consolidated net income. Income tax expense is allocated to the Parent and Subsidiary based on the tax liability and expense relating to the respective taxing authorities.

  The provision for income taxes, calculated according to SFAS No. 109, "Accounting for Income Taxes", amounted to:

                              YEAR ENDED       SIX MONTHS                 NINE MONTHS ENDED
                             SEPTEMBER 30,        ENDED    YEAR ENDED       DECEMBER 31,
                         ---------------------  MARCH 31,   MARCH 31,  -----------------------
                            1994       1995       1996        1997        1996        1997
                         ---------- ---------- ----------- ----------- ----------- -----------
                                                                       (UNAUDITED) (UNAUDITED)
Current:
  Federal income tax.... $  651,914 $  844,075 $   336,022 $   495,887 $  699,193  $   835,885
  State income tax......    338,000    296,054     114,774      93,415    268,000      301,000
Canadian business tax...        --       2,544       4,643      45,966        --         2,108
                         ---------- ---------- ----------- ----------- ----------  -----------
    Total current.......    989,914  1,142,673     455,439     635,268    967,193    1,138,993
Deferred:
  Federal income tax....    577,859    455,576     336,121     866,666    849,733    1,320,725
  State income tax......     94,221     89,206     268,291     194,174     64,000      378,575
Canadian business tax...        --     132,000      63,000      90,616    135,140      135,740
                         ---------- ---------- ----------- ----------- ----------  -----------
    Total deferred......    672,080    676,782     667,412   1,151,456  1,048,873    1,835,040
                         ---------- ---------- ----------- ----------- ----------  -----------
    Total provision for
     income taxes....... $1,661,994 $1,819,455 $ 1,122,851 $ 1,786,724 $2,016,066  $ 2,974,033
                         ========== ========== =========== =========== ==========  ===========

  Deferred taxes are recorded based on differences between the financial statement and tax basis of assets and liabilities. Temporary differences which give rise to a significant portion of deferred tax assets and liabilities

               ACCESS RENTALS, INC. AND SUBSIDIARY AND AFFILIATE were the result of book and tax depreciation and revenue recognition timing differences, allowance for uncollectible accounts, net operating loss carryforwards of the Subsidiary and certain tax credits.

  The Subsidiary has remaining Canadian net operating loss (NOL) carryforwards of approximately $415,000 as of March 31, 1997 and December 31, 1997. The NOL carryforwards begin to expire in 1998 and will be completely expired in 2001.

  Application of statutory tax rates to combined pretax income will not be representative of the provision for income taxes. As previously disclosed, the income of the Affiliate is taxed individually at the member level.

NOTE 7--RELATED PARTY TRANSACTIONS

  Officer Loan--The chief executive officer and a stockholder maintains a floating loan with the Company. This loan is charged when personal expenditures are paid by the Company on behalf of the officer. A loan agreement exists between the parties, in which the Company charges interest of 8.5% on the average outstanding balance. The terms provide for the officer to make regular, periodic payments to reduce the outstanding balance. The balance outstanding at March 31, 1996 and 1997 and December 31, 1997 amounted to $420,040, $515,606 and $1,105,994, respectively. The amounts at March 31, 1997 and December 31, 1997 have been reduced in combination by the Affiliate's capital account.

  Loan Receivable--The Company has a loan receivable which represents cash advances made to companies owned by an employee and the stockholders. The Company charges interest on these loans at an annual rate of 8%. The balance outstanding at March 31, 1996 and 1997 and December 31, 1997 amounted to $1,121,814, $1,860,102 and $2,071,971, respectively.


  Operating Lease Agreement--The Company leases shop, warehouse space and aircraft from companies owned by an employee and the stockholders. The Company also leases rental equipment from the Affiliate, the effect of which has been eliminated in the combination of the financial statements. The leases are on a month to month basis and require monthly payments of $41,000 for the shop and warehouse space and $250,000 ($325,000 as of September 1, 1997) for rental equipment. The terms of the equipment lease with the Affiliate were modified during the nine months ended December 1997.

  Sale/Leaseback of Property--On March 31, 1996, the Company sold four buildings to a company owned by the stockholders for $1,725,000. Management estimated that the market value of the property approximated the net book value. The property is provided for in the operating lease, as disclosed above.

NOTE 8--CASH FLOW DISCLOSURE INFORMATION

  For the years ended September 30, 1994 and 1995, six months ended March 31, 1996, year ended March 31, 1997, and nine months ended December 31, 1996 and 1997, total interest paid amounted to $660,902, $1,132,222, $676,546,
$2,005,464, $1,447,752 and $2,120,907, respectively.

  For the years ended September 30, 1994 and 1995, six months ended March 31, 1996, year ended March 31, 1997, and nine months ended December 31, 1996 and 1997, total taxes paid amounted to $887,760, $1,516,861, $584,371, $1,045,652,
$791,179 and $298,321, respectively.

  During the years ended September 30, 1994 and 1995, six months ended March 31, 1996, year ended March 31, 1997, and nine months ended December 31, 1996 and 1997, the Company and Affiliate purchased

               ACCESS RENTALS, INC. AND SUBSIDIARY AND AFFILIATE

$7,368,661, $7,127,810, $7,968,504, $28,603,655, $27,336,255 and $21,237,266,
respectively, of equipment which was financed.

NOTE 9--RETIREMENT PLANS

  The Parent maintains a defined contribution retirement plan for non-union employees. The plan qualifies as a deferred compensation plan under Section 401(k) of the Internal Revenue Code. Company contributions are based on a 100% match of the employees' elective deferral up to 4%.

  The Parent also contributes to defined benefit pension plans for employees covered under six union contracts, Locals #15C, #103, #138, #542C, #825 and #832 of the International Union of Operating Engineers. A full description of the membership, benefits and employer and employee obligations to contribute to these plans are described in the Summary Plan Description and Annual Reports of the plans.

  The actuarial information needed to determine the liabilities and provide the current disclosure information necessary under FASB No. 87 was unavailable. Consequently, the financial statements for the years ended September 30, 1994 and 1995, six months ended March 31, 1996, year ended March 31, 1997 and nine months ended December 1996 and 1997, do not reflect the financial position, results of operations and expanded disclosures in accordance with FASB No. 87.

  The Subsidiary maintains a non-contributory pension plan, whereby the Subsidiary contributes 4% of employee compensation to the plan. In addition, the Subsidiary will contribute a 100% match of the employees' elective deferral up to a maximum of 2%.

  The cost of the plans for the years ended September 30, 1994 and 1995, six months ended March 31, 1996, the year ended March 31, 1997, and the nine months ended December 31, 1996 and 1997, amounted to approximately $151,669, $192,541, $110,857, $329,712, $149,568 and $162,150, respectively.

NOTE 10--COMMITMENTS AND CONTINGENCIES

  Access Rentals, Inc. (Parent) guarantees debt obligations of the Subsidiary, Access Lift Equipment, Inc., the Affiliate, Reinhart Leasing, LLC, and another related company owned by the stockholders.

  At December 31, 1997, the Company had outstanding purchase orders for equipment in the amount of $4,240,564.

NOTE 11--CHANGE IN METHOD OF ACCOUNTING AND PRIOR YEAR ADJUSTMENT

  The accompanying consolidated financial statements for the fiscal year ended September 30, 1994 have been retroactively restated as a result of management's change in method of accounting for rental income. In years prior to the change, the Company recorded revenue for the entire rental period of a contract upon billing. The change in accounting policy removes the portion of rental billings pertaining to periods subsequent to the reporting period. The effect of the restatement resulted in a $265,019 decrease to retained earnings at September 30, 1993.

               ACCESS RENTALS, INC. AND SUBSIDIARY AND AFFILIATE

  A restatement of the September 30, 1994 consolidated statement of income is summarized as follows:

                                                             AS
                                                         PREVIOUSLY
                                                          REPORTED   AS RESTATED
                                                         ----------- -----------
Rental income..........................................  $14,730,347 $15,804,754
Income before taxes and cumulative effect of change in
 accounting principle..................................    4,127,869   4,019,441
Provision for income taxes.............................    1,715,048   1,661,994
Income before cumulative effect of change in accounting
 principle.............................................    2,412,821   2,357,447
Cumulative effect of change in method of accounting for
 income taxes..........................................       46,325      46,325
Net income.............................................  $ 2,459,146 $ 2,403,772

NOTE 12--ACQUISITION OF SUBSIDIARY

  Effective February 26, 1995, the Company acquired 100% of the outstanding common stock of Access Lift Equipment, Inc., formerly Upright of Canada, Inc., for approximately $920,000.

  The acquisition, accounted for in accordance with Accounting Principles Board (APB) Opinion No. 16--Business Combinations, using the purchase method of accounting, has resulted in the inclusion of the operating results of the Subsidiary, from the date of acquisition, in the financial statements of the Company.

NOTE 13--STOCKHOLDERS' EQUITY

  On December 30, 1997, Access Rentals, Inc. (Parent) retired 6 shares of treasury stock then issued its remaining 194 common shares with no par value.

  Also, on December 30, 1997, Access Rentals, Inc. (Parent) amended its certificate of incorporation to increase the number of authorized shares from 200 common with no par value to 100 Class A Voting common shares with a par value of $1 and 9,900 Class B Non-voting common shares with a par value of $1, effecting a stock split of 50 shares of new stock for each share of stock.

  The retirement of treasury stock and the stock split were given retroactive effect in the accompanying financial statements.

  At December 31, 1997 the following common stock shares were authorized, issued and outstanding:

      Class A Voting, $1 par value.......................................    100
      Class B Non-voting, $1 par value...................................  9,900
                                                                          ------
          Total shares................................................... 10,000
                                                                          ======

NOTE 14--SUBSEQUENT EVENTS

  On September 1, 1997, the Company and Affiliate acquired certain assets of a company engaged in primarily the same business as Access Rentals, Inc., with operations in Florida. The purchase price, including the covenant not-to-compete, amounted to approximately $4,988,850, for which the same amount of debt was incurred.

  During January 1998, the Company sold all real estate owned by the Company to a related party company. The sales price was determined based upon appraisals and approximated $605,000.

  On January 21, 1998, the Company, Affiliate and stockholders entered into a stock purchase agreement with United Rentals, Inc. (URI). Under the terms of the stock purchase agreement, URI purchased all of the issued and outstanding capital stock of the Company and substantially all of the assets of the Affiliate. Also, as part of the transaction all of the stock of Access Lift Equipment, Inc. (Subsidiary) was sold by Access Rentals, Inc., to United Rentals of Canada, Inc., a wholly-owned subsidiary of URI.

NOTE 15--RECLASSIFICATIONS

  Certain reclassifications have been made to previously issued financial statements in order to conform them to current classifications.

                        REPORT OF INDEPENDENT AUDITORS

Board of Directors
BNR Group of Companies

  We have audited the combined balance sheets of BNR Group of Companies as at March 31, 1996 and 1997 and the combined statements of earnings, stockholders' equity and cash flows for the years then ended. These combined financial statements are the responsibility of the companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

  In our opinion, these combined financial statements present fairly, in all material respects, the combined financial position of BNR Group of Companies as at March 31, 1996 and 1997 and the results of their operations and their cash flows for the years then ended in accordance with generally accepted accounting principles in Canada.

  Generally accepted accounting principles in Canada vary in certain significant respects from generally accepted accounting principles in the United States. Application of generally accepted accounting principles in the United States would have affected results of operations for the years ended March 31, 1996 and 1997 and stockholders' equity as at March 31, 1996 and March 31, 1997 to the extent summarized in note 14 to the combined financial statements.

                                          /s/ KPMG
Chartered Accountants

Waterloo, Canada
February 3, 1998

                             BNR GROUP OF COMPANIES

                            COMBINED BALANCE SHEETS
                    (AMOUNTS EXPRESSED IN CANADIAN DOLLARS)

                                            MARCH 31,   MARCH 31,  DECEMBER 31,
                                              1996        1997         1997
                                            ---------  ----------- ------------
                                                                   (UNAUDITED)
ASSETS
Current assets:
  Cash.................................... $    45,817 $    62,471 $    36,157
  Trade accounts receivable (note 2)......   3,807,908   4,692,084   7,281,959
  Inventories.............................   1,744,367   1,897,021   2,276,311
  Income taxes recoverable................         --       81,808         --
  Prepaid expenses........................     116,844     128,343      85,937
                                           ----------- ----------- -----------
                                             5,714,936   6,861,727   9,680,364
Rental equipment (note 3).................   8,668,609  10,593,547  13,211,100
Fixed assets (note 4).....................     731,864     716,381   1,054,482
                                           ----------- ----------- -----------
                                           $15,115,409 $18,171,655 $23,945,946
                                           =========== =========== ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Bank indebtedness (note 5).............. $   120,373 $   469,860 $ 1,469,042
  Short-term borrowings (note 5)..........   1,428,176   1,407,830   1,752,252
  Accounts payable........................   1,950,163   1,957,643   2,081,720
  Accrued liabilities.....................     946,688     686,351     433,945
  Income taxes payable....................      67,618         --      475,417
  Current portion of long-term debt (note
   6).....................................   1,618,749   2,390,758   3,233,715
                                           ----------- ----------- -----------
                                             6,131,767   6,912,442   9,446,091
Long-term debt (note 6)...................   2,250,744   3,467,720   4,369,061
Redeemable shares (note 7)................   4,534,975   4,424,975   4,424,975
Deferred income taxes.....................     681,518     975,570   1,385,392
Stockholders' equity:
  Share capital (note 8)..................      83,319      83,319      83,319
  Retained earnings.......................   1,433,086   2,307,629   4,237,108
                                           ----------- ----------- -----------
                                             1,516,405   2,390,948   4,320,427
                                           ----------- ----------- -----------
                                           $15,115,409 $18,171,655 $23,945,946
                                           =========== =========== ===========


            See accompanying notes to combined financial statements.

                             BNR GROUP OF COMPANIES

                        COMBINED STATEMENTS OF EARNINGS
                    (AMOUNTS EXPRESSED IN CANADIAN DOLLARS)

                                                       NINE MONTHS  NINE MONTHS
                               YEAR ENDED  YEAR ENDED     ENDED        ENDED
                                MARCH 31,   MARCH 31,  DECEMBER 31, DECEMBER 31,
                                  1996        1997         1996         1997
                               ----------  ----------  ------------ ------------
                                                       (UNAUDITED)  (UNAUDITED)
Revenues:
  Rental revenue.............  $ 9,286,562 $10,873,631 $ 9,333,864  $11,481,757
  Sales of equipment, parts
   and supplies..............   12,276,498  15,829,146  12,292,494   15,836,495
  Other......................      847,000     788,306     682,980      757,443
                               ----------- ----------- -----------  -----------
                                22,410,060  27,491,083  22,309,338   28,075,695
Cost of revenues:
  Cost of equipment rentals,
   excluding equipment rental
   depreciation..............    4,352,621   5,277,966   4,103,508    5,282,162
  Depreciation on rental
   equipment.................    1,609,690   1,936,254   1,451,671    1,715,542
  Cost of sales, equipment,
   parts and supplies........    8,883,214  11,818,715   9,303,777   11,832,825
                               ----------- ----------- -----------  -----------
                                14,845,525  19,032,935  14,858,956   18,830,529
                               ----------- ----------- -----------  -----------
Gross profit.................    7,564,535   8,458,148   7,450,382    9,245,166
Selling, general and adminis-
 tration.....................    5,728,380   6,386,710   4,528,911    5,623,444
Non-rental depreciation......       71,748      78,354      56,903      123,246
                               ----------- ----------- -----------  -----------
Operating earnings...........    1,764,407   1,993,084   2,864,568    3,498,476
Interest expense.............      565,106     691,559     514,503      517,347
                               ----------- ----------- -----------  -----------
Earnings before income taxes.    1,199,301   1,301,525   2,350,065    2,981,129
Income taxes (note 9):
  Current....................      245,436     132,930     480,220      637,328
  Deferred...................      118,677     294,052     288,251      409,822
                               ----------- ----------- -----------  -----------
                                   364,113     426,982     768,471    1,047,150
                               ----------- ----------- -----------  -----------
Net earnings.................  $   835,188 $   874,543 $ 1,581,594  $ 1,933,979
                               =========== =========== ===========  ===========


            See accompanying notes to combined financial statements.

                             BNR GROUP OF COMPANIES

                  COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY
                    (AMOUNTS EXPRESSED IN CANADIAN DOLLARS)

                                                  SHARE   RETAINED
                                                 CAPITAL  EARNINGS     TOTAL
                                                 ------- ----------  ----------
Balances, at March 31, 1995..................... $83,319 $  597,898  $  681,217
Net earnings....................................     --     835,188     835,188
                                                 ------- ----------  ----------
Balances, at March 31, 1996.....................  83,319  1,433,086   1,516,405
Net earnings....................................     --     874,543     874,543
                                                 ------- ----------  ----------
Balances, at March 31, 1997.....................  83,319  2,307,629   2,390,948
Net earnings (unaudited)........................     --   1,933,979   1,933,979
Dividends (unaudited)...........................     --      (4,500)     (4,500)
                                                 ------- ----------  ----------
Balances, at December 31, 1997 (unaudited)...... $83,319 $4,237,108  $4,320,427
                                                 ======= ==========  ==========




            See accompanying notes to combined financial statements.

                             BNR GROUP OF COMPANIES

                       COMBINED STATEMENTS OF CASH FLOWS
                    (AMOUNTS EXPRESSED IN CANADIAN DOLLARS)

                                                       NINE MONTHS   NINE MONTHS
                             YEAR ENDED   YEAR ENDED      ENDED         ENDED
                              MARCH 31,    MARCH 31,   DECEMBER 31,  DECEMBER 31,
                                1996         1997          1996          1997
                             ----------   ----------   ------------  ------------
                                                       (UNAUDITED)   (UNAUDITED)
Cash flows from operating
 activities:
Net earnings...............  $   835,188  $   874,543  $ 1,581,594   $ 1,933,979
Items not involving cash:
  Depreciation and amorti-
   zation..................    1,681,438    2,014,608    1,508,574     1,838,788
  Gain on disposal of
   rental equipment........     (639,271)    (839,394)    (725,213)     (764,999)
  Gain on disposal of fixed
   assets..................      (44,016)         --           --            --
  Deferred income taxes....      118,677      294,052      288,251       409,822
Change in operating assets:
  Accounts receivable......     (894,464)    (884,176)  (2,814,394)   (2,589,875)
  Inventories..............     (613,126)    (152,654)    (186,602)     (379,290)
  Prepaid expenses.........      (63,687)     (11,499)       3,516        42,406
  Accounts payable.........      408,768        7,480     (209,735)      124,077
  Accrued liabilities......      387,747     (260,337)    (600,645)     (252,406)
  Income taxes.............        9,712     (149,426)     338,842       557,225
                             -----------  -----------  -----------   -----------
                               1,186,966      893,197     (815,812)      919,727
Cash flows from investing
 activities:
  Purchase of rental equip-
   ment....................   (5,523,247)  (7,355,356)  (6,419,981)   (7,976,473)
  Proceeds on disposal of
   rental equipment........    2,900,664    4,333,558    3,489,908     4,408,377
  Purchase of fixed assets.      (91,794)     (62,871)     (50,489)     (461,347)
  Proceeds on disposal of
   fixed assets............       52,648          --           --            --
                             -----------  -----------  -----------   -----------
                              (2,661,729)  (3,084,669)  (2,980,562)   (4,029,443)
Cash flows from financing
 activities:
  Net advance (repayment)
   of bank indebtedness....       23,618      349,487    1,256,010       344,422
  Net borrowings
   (repayment) on short-
   term borrowings.........      188,093      (20,346)     338,414       999,182
  Borrowings on long-term
   debt....................    2,172,871    2,894,173    3,066,515     2,998,826
  Payments on long-term
   debt....................     (673,795)    (905,188)    (783,925)   (1,254,528)
  Repayment of shareholder
   loans...................      (41,180)         --           --            --
  Issuance of share capi-
   tal.....................       69,520          --           --            --
  Dividends................          --           --           --         (4,500)
  Redemption of Class B
   special shares..........     (229,725)    (110,000)    (110,000)          --
                             -----------  -----------  -----------   -----------
                               1,509,402    2,208,126    3,767,014     3,083,402
                             -----------  -----------  -----------   -----------
Increase (decrease) in
 cash......................       34,639       16,654      (29,360)      (26,314)
Cash, beginning of period..       11,178       45,817       45,817        62,471
                             -----------  -----------  -----------   -----------
Cash, end of period........  $    45,817  $    62,471  $    16,457   $    36,157
                             ===========  ===========  ===========   ===========
Supplemental Schedule of
 Cash Flow Information:
  Cash paid during the pe-
   riod for interest.......  $   565,106  $   691,559  $   514,503   $   517,347
  Cash paid during the pe-
   riod for income taxes...      231,521      332,816      183,030       143,383
                             ===========  ===========  ===========   ===========

            See accompanying notes to combined financial statements.

                            BNR GROUP OF COMPANIES

                    NOTES TO COMBINED FINANCIAL STATEMENTS
                    (AMOUNTS EXPRESSED IN CANADIAN DOLLARS)

                            MARCH 31, 1996 AND 1997
(The information as at December 31, 1997 and for the nine months ended December 31, 1996 and 1997 is unaudited)

1. SIGNIFICANT ACCOUNTING POLICIES:

 (a)  Basis of presentation:

  The accompanying combined financial statements are presented in accordance with accounting principles generally accepted in Canada (Canadian GAAP).

  The combined financial statements include the accounts of BNR Equipment Limited (BNR Kitchener), 754643 Ontario Limited (BNR Ottawa), 650310 Ontario Limited (BNR Barrie), 766903 Ontario Inc. (BNR Owen Sound) and BNR Equipment, Inc. (BNR Amherst).

  As more fully described in note 15, on January 22, 1998, all of the aforementioned companies were acquired by United Rentals, Inc. in a single common transaction and, accordingly, these financial statements have been prepared on a combined basis.

  Each of the companies rents and sells industrial supplies and power equipment. All significant intercompany accounts and transactions have been eliminated on combination.

  These financial statements are prepared on the basis of their predecessor historical costs and do not include any adjustments that may result on the acquisition of the BNR Group of Companies by United Rentals, Inc. as more fully described in note 15.

 (b) Interim financial statements:

  The accompanying combined balance sheets and statements of stockholders' equity at December 31, 1997 and the combined statements of earnings, stockholders' equity and cash flows for the nine month periods ended December 31, 1996 and 1997 are unaudited and have been prepared on a basis that is consistent with the audited combined financial statements included herein. In the opinion of management, such unaudited combined financial statements include all adjustments necessary to present fairly the information set forth therein, which consist solely of normal recurring adjustments. The results of operations for such interim periods are not necessarily indicative of results for the full year.

 (c) Revenue recognition:

  Revenue related to the sale of industrial supplies and power equipment is recognized at the point of sale. Revenue related to the rental of industrial power equipment is recognized ratably over the contract term. The companies generally rent equipment under short-term agreements of one month or less.

 (d) Inventories:

  Inventories consisting primarily of power tools, industrial supplies and power equipment are valued at the lower of cost (first-in, first-out basis) and net realizable value.

 (e) Foreign currency translation:

  Monetary assets and liabilities of the companies, which are denominated in foreign currencies, are translated into Canadian dollars at exchange rates prevailing at the balance sheet date. Exchange gains and losses resulting from the translation of these amounts are reflected in the combined statement of earnings in the period in which they occur.

                            BNR GROUP OF COMPANIES

                    (AMOUNTS EXPRESSED IN CANADIAN DOLLARS)


 (f) Rental equipment, fixed assets and depreciation:

  Rental equipment and fixed assets are stated at acquisition cost. Depreciation is provided using the following methods and annual rates:

       ASSET                                                    BASIS       RATE
       -----                                                    -----       ----
   Rental equipment...................................... Declining balance  15%
   Buildings............................................. Declining balance   5%
   Office and shop equipment............................. Declining balance  20%
   Signs................................................. Declining balance  20%
   Vehicles.............................................. Declining balance  20%
   Parking lot........................................... Declining balance   8%
   Leasehold improvements................................     Straight-line  20%

 (g) Deferred income taxes:

  The companies account for income taxes on the deferred tax allocation method. Under this method, timing differences between reported and taxable income result in provisions for taxes not currently payable. Such timing differences arise principally as a result of claiming depreciation and other amounts for tax purposes at amounts differing from those charged to income.

 (h) Use of estimates:

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. TRADE ACCOUNTS RECEIVABLE:

  Trade accounts receivable are net of allowances for doubtful accounts of $nil at March 31, 1996, $68,966 at March 31, 1997 and $215,591 at December 31,
1997.

3. RENTAL EQUIPMENT:

                                             MARCH 31,   MARCH 31,  DECEMBER 31,
                                               1996        1997         1997
                                            ----------- ----------- ------------
                                                                    (UNAUDITED)
   Rental equipment........................ $18,335,170 $22,133,208 $26,466,262
   Less accumulated depreciation...........   9,666,561  11,539,661  13,255,162
                                            ----------- ----------- -----------
                                            $ 8,668,609 $10,593,547 $13,211,100
                                            =========== =========== ===========

                            BNR GROUP OF COMPANIES

                    (AMOUNTS EXPRESSED IN CANADIAN DOLLARS)

4. FIXED ASSETS:

                                              MARCH 31,  MARCH 31,  DECEMBER 31,
                                                 1996       1997        1997
                                              ---------- ---------- ------------
                                                                    (UNAUDITED)
   Land.....................................  $  201,600 $  201,600  $  201,600
   Buildings................................     617,977    617,977     623,066
   Office and shop equipment................     319,208    337,252     363,774
   Signs....................................      17,426     19,163      23,884
   Vehicles.................................      53,020     53,020     388,361
   Parking lot..............................         --       7,560      26,448
   Leasehold improvements...................     145,646    181,176     251,962
                                              ---------- ----------  ----------
                                               1,354,877  1,417,748   1,879,095
   Less accumulated depreciation and amorti-
    zation..................................     623,013    701,367     824,613
                                              ---------- ----------  ----------
                                              $  731,864 $  716,381  $1,054,482
                                              ========== ==========  ==========

5. BANK INDEBTEDNESS AND SHORT-TERM BORROWINGS:

  Bank indebtedness and short-term borrowings bear interest rates between prime plus .50% to prime plus .75% and are secured by a general assignment of book debts, security agreement over all inventories, first collateral mortgages and demand debenture over land and buildings, a fixed charge and a chattel mortgage over certain equipment and an assignment of fire insurance over buildings and equipment.

6. LONG-TERM DEBT:

                                            MARCH 31,  MARCH 31,  DECEMBER 31,
                                               1996       1997        1997
                                            ---------- ---------- ------------
                                                                  (UNAUDITED)
   Bank loans, various term loans with
    combined monthly payments of $123,078
    (as at December 31, 1997) including
    interest ranging from prime plus 1% to
    prime plus 1.75% due from 1998 through
    2001. Collateralized by certain
    equipment and fixed assets............  $1,662,704 $2,406,572 $2,021,641
   Lien notes, various notes with combined
    monthly payments of $300,956 (as at
    December 31, 1997) including interest
    ranging from prime plus 1.25% to prime
    plus 2%, due from 1998 through 2001.
    Collateralized by specific equipment .   2,136,540  3,288,692   5,062,094
   Other notes, various notes with
    combined monthly payments of $26,106
    (as at December 31, 1997) including
    interest ranging from 2.9% to 10%, due
    from 1998 through 2000. Collateralized
    by specific equipment and vehicles....      70,249    163,214     519,041
                                            ---------- ----------  ----------
                                             3,869,493  5,858,478   7,602,776
   Current portion of long-term debt......   1,618,749  2,390,758   3,233,715
                                            ---------- ----------  ----------
                                            $2,250,744 $3,467,720  $4,369,061
                                            ========== ==========  ==========

                             BNR GROUP OF COMPANIES

                    (AMOUNTS EXPRESSED IN CANADIAN DOLLARS)


6. LONG-TERM DEBT (CONTINUED):

  Annual principal payments over each of the next four years are as follows:

                               MARCH 31,  DECEMBER 31,
                                 1997         1997
                              ----------- ------------
                                          (UNAUDITED)
             1998............ $ 2,390,758 $ 3,233,715
             1999............   1,878,097   2,696,223
             2000............   1,280,955   1,448,045
             2001............     308,668     224,793
                              ----------- -----------
                              $ 5,858,478 $ 7,602,776
                              =========== ===========

7. REDEEMABLE SHARES:

                               MARCH 31,         MARCH 31,       DECEMBER 31,
                                 1996              1997              1997
                           ----------------- ----------------- ----------------- -------
                                                                  (UNAUDITED)
                              #        $        #        $        #        $
                           ------- --------- ------- --------- ------- ---------
   BNR EQUIPMENT LIMITED (BNR
    KITCHENER)
   Authorized:
    Unlimited number of
     Class A special
     shares, non-voting,
     redeemable
    Unlimited number of
     Class B special
     shares, non-voting,
     redeemable
   Issued:
    Class B special
     shares..............  875,975   875,975 765,975   765,975 765,975   765,975
   754643 ONTARIO LIMITED (BNR
    OTTAWA)
   Authorized:
    Unlimited number of
     special shares, non-
     voting, redeemable
   Issued:
    Special shares.......  159,000   159,000 159,000   159,000 159,000   159,000
   650310 ONTARIO LIMITED (BNR
    BARRIE)
   Authorized:
    Unlimited number of
     Class C special
     shares, non-voting,
     redeemable
     Unlimited number of
     Class D special
     shares, non-voting,
     redeemable
   Issued:
    Class C special
     shares..............    1,000 2,315,000   1,000 2,315,000   1,000 2,315,000
    Class D special
     shares..............  185,000   185,000 185,000   185,000 185,000   185,000
   766903 ONTARIO INC. (BNR OWEN
    SOUND)
    Authorized:
    Unlimited number of
     Class C special
     shares, non-voting,
     redeemable
   Issued:
    Class C special
     shares..............    1,000 1,000,000   1,000 1,000,000   1,000 1,000,000
                                   ---------         ---------         ---------
                                   4,534,975         4,424,975         4,424,975
                                   =========         =========         =========

                            BNR GROUP OF COMPANIES

                    (AMOUNTS EXPRESSED IN CANADIAN DOLLARS)

7. REDEEMABLE SHARES (CONTINUED)

  (a) Certain of the BNR Group of Companies have issued special shares, Class B special shares and Class D special shares which are redeemable at the holders option at $1 per share. Under Canadian generally accepted accounting principles, these shares are presented as liabilities in the combined financial statements at their redemption amounts.

  (b) Certain of the BNR Group of Companies have issued Class C special shares which are redeemable at the holders option at a fixed amount which is in excess of their stated capital amounts. Under Canadian generally accepted accounting principles, these Class C special shares are presented as liabilities in the combined financial statements at their redemption amounts. The excess of their redemption amounts over their paid-up capital amounts of $3,314,990 has been charged to retained earnings.

  (c) The special shares, Class B special shares, Class C special shares and Class D special shares have no fixed redemption date and are redeemable at the option of the holder. Dividends on these shares are discretionary. In the event of liquidation, dissolution, or wind up of the companies, holders of these shares are entitled to receive, in priority to all other classes, an amount equal to the redemption amount plus any declared and unpaid dividends.

  (d) Between May 8, 1995 and January 18, 1996, BNR Equipment Limited (BNR Kitchener) redeemed 229,725 Class B special shares for $229,725.

  Between April 18, 1996 and July 15, 1996, BNR Equipment Limited (BNR Kitchener) redeemed 110,000 Class B special shares for $110,000.

                             BNR GROUP OF COMPANIES

                    (AMOUNTS EXPRESSED IN CANADIAN DOLLARS)


8. SHARE CAPITAL:

                                   MARCH 31,    MARCH 31,   DECEMBER 31,
                                      1996         1997         1997
                                  ------------ ------------ ------------ -------
                                                            (UNAUDITED)
                                    #     $      #     $      #     $
                                  ----- ------ ----- ------ ----- ------
BNR EQUIPMENT LIMITED (BNR
 KITCHENER)
Authorized:
  Unlimited number of common
   shares
Issued:
  Common shares.................  6,000 13,693 6,000 13,693 6,000 13,693
754643 ONTARIO LIMITED (BNR OT-
 TAWA)
Authorized:
  Unlimited number of common
   shares
Issued:
  Common shares.................    100    100   100    100   100    100
650310 ONTARIO LIMITED (BNR
 BARRIE)
Authorized:
  Unlimited number of Class A
   common shares................
  Unlimited number of Class B
   convertible common shares
Issued:
  Class B convertible common
   shares.......................    600      1   600      1   600      1
766903 ONTARIO INC. (BNR OWEN
 SOUND)
Authorized:
  Unlimited number of Class A
   common shares................
  Unlimited number of Class B
   convertible common shares
Issued:
  Class B convertible common
   shares.......................  1,000      5 1,000      5 1,000      5
BNR EQUIPMENT INC. (BNR AMHERST)
Authorized:
  Unlimited number of common
   shares
Issued:
  Common shares.................    100 69,520   100 69,520   100 69,520
                                        ------       ------       ------
                                        83,319       83,319       83,319
                                        ======       ======       ======

  The Class B convertible common shares are convertible into an equivalent number of Class A common shares for no additional consideration.

                            BNR GROUP OF COMPANIES

                    (AMOUNTS EXPRESSED IN CANADIAN DOLLARS)


9. INCOME TAXES:

  The effective income tax rate differs from the statutory rate that would be obtained by applying the combined basic federal, state and provincial tax rate to earnings before income taxes. These differences result from the following items:

                                  MARCH 31, MARCH 31, DECEMBER 31, DECEMBER 31,
                                    1996      1997        1996         1997
                                  --------- --------- ------------ ------------
                                                      (UNAUDITED)  (UNAUDITED)
   Combined basic federal, state
    and provincial tax rate.....     44.6%    44.6%       44.6%        44.6%
   Increase (decrease) in income
    tax rate resulting from:
   Tax reductions to certain
    private companies...........    (12.0)    (9.9)      (11.3)       (10.0)
   Other permanent differences..     (2.2)    (1.9)        (.6)          .5
                                    -----     ----       -----        -----
   Effective income tax rate....     30.4%    32.8%       32.7%        35.1%
                                    =====     ====       =====        =====

10. COMMITMENTS:

  The companies are committed to payments under operating leases for equipment, vehicles and buildings. Annual payments over each of the next five years are as follows:

                               MARCH 31,  DECEMBER 31,
                                  1997        1997
                               ---------- ------------
                                          (UNAUDITED)
             1998............  $  789,000  $  620,000
             1999............     446,000     522,000
             2000............     275,000     361,000
             2001............     122,000     238,000
             2002............      54,000     148,000
                               ----------  ----------
                               $1,686,000  $1,889,000
                               ==========  ==========

11. FINANCIAL INSTRUMENTS:

  The carrying value of the companies' trade accounts receivable, bank indebtedness, accounts payable, accrued liabilities, short-term borrowings and redeemable shares approximate their fair values due to their demand nature or relatively short periods to maturity.

  The fair value of the companies' long-term debt have been determined to be equal to their carrying values, as the current financing arrangements represent the borrowing rate presently available to the companies for loans with similar terms and maturities.

12. RELATED PARTY TRANSACTIONS:

  (a) The companies rent certain premises from officers and stockholders of the companies.

  The following are the amounts that have been expensed in each of the periods:

             March 31, 1997.................. $202,081
             December 31, 1997 (unaudited)...  164,498

  (b) Included in note 10 are operating lease commitments with a company controlled by certain stockholders:

  The following are the amounts that have been expensed in each of the periods:

             March 31, 1997................... $57,523
             December 31, 1997 (unaudited)....  57,391

                            BNR GROUP OF COMPANIES

                    (AMOUNTS EXPRESSED IN CANADIAN DOLLARS)


13. NATURE OF OPERATIONS AND SEGMENT INFORMATION:

  The companies only significant activity is the rental and sale of industrial supplies and power equipment. Geographically segmented information is as follows:

                                     CANADA             UNITED STATES                TOTAL
                                    MARCH 31,             MARCH 31,                MARCH 31,
                             ----------------------- ---------------------  -----------------------
          YEAR ENDED            1996        1997       1996        1997        1996        1997
   ------------------------  ----------- ----------- ---------  ----------  ----------- -----------
   Revenues................  $21,812,899 $24,746,282 $ 597,161  $2,744,801  $22,410,060 $27,491,083
   Operating earnings
    (loss).................    1,922,641   1,996,754  (158,234)     (3,670)   1,764,407   1,993,084
   Identifiable net assets.    1,307,530   1,821,554   208,875     569,394    1,516,405   2,390,948

                                            CANADA    UNITED STATES    TOTAL
                                         DECEMBER 31, DECEMBER 31,  DECEMBER 31,
                                         ------------ ------------- ------------
             NINE MONTHS ENDED               1997         1997          1997
   ------------------------------------- ------------ ------------- ------------
                                         (UNAUDITED)   (UNAUDITED)  (UNAUDITED)
   Revenues............................. $24,447,526   $3,628,169   $28,075,695
   Operating earnings...................   3,137,274      361,202     3,498,476
   Identifiable net assets..............   3,251,422    1,069,005     4,320,427

14. UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES:

  The companies follow Canadian generally accepted accounting principles which are different in some respects from those applicable in the United States.

  (a) Since redemption of the shares described in note 7 is outside the control of the companies, the shares are classified as liabilities under Canadian GAAP. For U.S. GAAP purposes, such redeemable shares can be classified outside stockholders' equity and below liabilities. This classification difference has no impact on net income or stockholders' equity for U.S. GAAP purposes.

  (b) The income tax provision is based on the deferral method and adjustments are generally not made for changes in income tax rates. Under U.S. GAAP, deferred tax liabilities are measured using the enacted tax rate expected to apply to taxable income in the periods in which the deferred tax liability is expected to be settled.

  The deferred income tax liability under U.S. GAAP as compared to Canadian GAAP consists of the following temporary differences:

                                                YEAR       YEAR    NINE MONTHS
                                               ENDED      ENDED       ENDED
                                             MARCH 31,  MARCH 31,  DECEMBER 31,
                                                1996       1997        1997
                                             ---------- ---------- ------------
                                                                   (UNAUDITED)
   Rental Equipment and Fixed Assets--
   Tax depreciation in excess of book
    depreciation--
    For U.S. GAAP........................... $1,257,257 $1,518,790  $1,833,228
    For Canadian GAAP.......................    681,518    975,570   1,385,392

  (c) The following table presents a reconciliation of net earnings from Canadian GAAP to U.S. GAAP:

                                    YEAR       YEAR    NINE MONTHS  NINE MONTHS
                                    ENDED      ENDED      ENDED        ENDED
                                  MARCH 31,  MARCH 31, DECEMBER 31, DECEMBER 31,
                                    1996       1997        1996         1997
                                  ---------  --------- ------------ ------------
                                                       (UNAUDITED)  (UNAUDITED)
   Net earnings under Canadian
    GAAP......................... $835,188   $874,543   $1,581,594   $1,933,979
   Income tax adjustment under
    the asset and liability
    method.......................  (66,853)    32,519       56,922       95,384
                                  --------   --------   ----------   ----------
   Net earnings under U.S. GAAP.. $768,335   $907,062   $1,638,516   $2,029,363
                                  ========   ========   ==========   ==========

                            BNR GROUP OF COMPANIES

                    (AMOUNTS EXPRESSED IN CANADIAN DOLLARS)


14. UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED):

  (d) The following table presents stockholders' equity under U.S. GAAP:

                                              YEAR        YEAR     NINE MONTHS
                                             ENDED       ENDED        ENDED
                                           MARCH 31,   MARCH 31,   DECEMBER 31,
                                              1996        1997         1997
                                           ----------  ----------  ------------
                                                                   (UNAUDITED)
   Stockholders' equity under Canadian
    GAAP.................................. $1,516,405  $2,390,948   $4,320,427
   Income tax adjustment under the asset
    and liability method..................   (575,739)   (543,220)    (447,836)
   Stockholders' equity under U.S. GAAP...    940,666   1,847,728    3,872,591

15. SUBSEQUENT EVENT:

  On January 22, 1998, all of the outstanding capital stock was acquired by United Rentals, Inc. All of the shares described in note 7 and all of the shares described in note 8, except for the shares of the U.S. company BNR Equipment, Inc. (BNR Amherst) were cancelled and these Canadian companies of the BNR Group of Companies amalgamated with United Rentals of Canada, Inc. on January 30, 1998. Subsequent to December 31, 1997 and prior to the acquisition by United Rentals, Inc., land and buildings with a carrying value of approximately $500,000 were acquired by certain of the BNR Group of Companies' stockholders for cash of $665,000 which was used by the companies to repay the companies' debt. At the same time, the companies entered into operating lease agreements with the stockholders with respect to these land and buildings.

                        REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders
Mission Valley Rentals, Inc.

  We have audited the balance sheets of Mission Valley Rentals, Inc. as of June 30, 1996 and 1997 and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mission Valley Rentals, Inc. at June 30, 1996 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young LLP

MetroPark, New Jersey
January 23, 1998

                          MISSION VALLEY RENTALS, INC.

                                 BALANCE SHEETS

                                                    JUNE 30
                                             --------------------- DECEMBER 31,
                                                1996       1997        1997
                                             ---------- ---------- ------------
                                                                   (UNAUDITED)
                   ASSETS
                   ------
Cash........................................ $  144,491 $  527,922  $  505,541
Accounts receivable, net....................    470,736    662,006     721,252
Inventory...................................     37,539     58,949      88,965
Rental equipment, net.......................  3,004,111  5,158,789   5,667,659
Property and equipment, net.................    124,597    155,001     138,343
Prepaid expenses and other assets...........     34,850    180,875     165,599
Intangible assets, net......................               776,003     765,841
                                             ---------- ----------  ----------
    Total assets............................ $3,816,324 $7,519,545  $8,053,200
                                             ========== ==========  ==========
    LIABILITIES AND STOCKHOLDERS' EQUITY
    ------------------------------------
Liabilities:
  Accounts payable, accrued expenses and
   other liabilities........................ $  246,536 $  404,689  $  805,462
  Income taxes payable......................     53,303                (54,283)
  Debt......................................  1,512,074  5,102,143   5,536,280
  Deferred income taxes.....................    188,774    319,869     235,744
                                             ---------- ----------  ----------
    Total liabilities.......................  2,000,687  5,826,701   6,523,203
Commitments and contingencies
Stockholders' equity:
  Common stock, no par value and $1.00
   stated value, 10,000 shares authorized,
   1,000 issued and outstanding at June 30,
   1996 and 1997, and December 31, 1997.....      1,000      1,000       1,000
  Retained earnings.........................  1,814,637  1,691,844   1,528,997
                                             ---------- ----------  ----------
    Total stockholders' equity..............  1,815,637  1,692,844   1,529,997
                                             ---------- ----------  ----------
    Total liabilities and stockholders'
     equity................................. $3,816,324 $7,519,545  $8,053,200
                                             ========== ==========  ==========


                            See accompanying notes.

                          MISSION VALLEY RENTALS, INC.

                            STATEMENTS OF OPERATIONS

                                                          SIX MONTHS ENDED
                                 YEAR ENDED JUNE 30          DECEMBER 31
                                ----------------------  ----------------------
                                   1996        1997        1996        1997
                                ----------  ----------  ----------  ----------
                                                             (UNAUDITED)
Revenues:
  Equipment rentals...........  $4,851,942  $6,798,752  $3,365,276  $4,419,275
  Sales of rental equipment...      96,987     413,481     346,540      74,642
  Sales of parts and supplies.     399,156     558,034     264,193     329,496
                                ----------  ----------  ----------  ----------
    Total revenues............   5,348,085   7,770,267   3,976,009   4,823,413
Cost of revenues:
  Cost of equipment rentals,
   excluding depreciation.....   1,893,655   2,876,589   1,392,173   1,952,185
  Depreciation of rental
   equipment..................     738,229   1,599,457     586,675     733,558
  Cost of rental equipment
   sales......................      61,810     413,481     346,540      55,168
  Cost of sales of parts and
   supplies...................     214,802     377,047     153,444     171,949
                                ----------  ----------  ----------  ----------
    Total cost of revenues....   2,908,496   5,266,574   2,478,832   2,912,860
                                ----------  ----------  ----------  ----------
Gross profit..................   2,439,589   2,503,693   1,497,177   1,910,553
Selling, general and
 administrative expenses......   1,640,442   2,222,524   1,086,303   1,926,386
Non-rental depreciation.......      25,355      30,154      15,117      16,658
                                ----------  ----------  ----------  ----------
Operating income (loss).......     773,792     251,015     395,757     (32,491)
Interest expense..............     139,925     390,047     171,923     215,848
Other (income), net...........     (58,767)    (62,016)    (31,956)    (31,209)
                                ----------  ----------  ----------  ----------
Income (loss) before provision
 (benefit) for income taxes        692,634     (77,016)    255,790    (217,130)
Provision (benefit) for income
 taxes........................     299,259      45,777      64,295     (54,283)
                                ----------  ----------  ----------  ----------
Net income (loss).............  $  393,375  $ (122,793) $  191,495  $ (162,847)
                                ==========  ==========  ==========  ==========


                            See accompanying notes.

                          MISSION VALLEY RENTALS, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                       COMMON STOCK
                                                      --------------  RETAINED
                                                      SHARES AMOUNTS  EARNINGS
                                                      ------ ------- ----------
Balance at July 1, 1995.............................. 1,000  $1,000  $1,421,262
  Net income.........................................                   393,375
                                                      -----  ------  ----------
Balance at June 30, 1996............................. 1,000   1,000   1,814,637
  Net loss...........................................                  (122,793)
                                                      -----  ------  ----------
Balance at June 30, 1997............................. 1,000   1,000   1,691,844
  Net loss (unaudited)...............................                  (162,847)
                                                      -----  ------  ----------
Balance at December 31, 1997 (unaudited)............. 1,000  $1,000  $1,528,997
                                                      =====  ======  ==========



                            See accompanying notes.

                          MISSION VALLEY RENTALS, INC.

                            STATEMENTS OF CASH FLOWS

                                                           SIX MONTHS ENDED
                                    YEAR ENDED JUNE 30       DECEMBER 31
                                   ---------------------  -------------------
                                     1996        1997       1996      1997
                                   ---------  ----------  --------  ---------
                                                             (UNAUDITED)
CASH FLOWS FROM OPERATING
 ACTIVITIES
Net income (loss)................. $ 393,375  $ (122,793) $191,495  $(162,847)
Adjustments to reconcile net
 income (loss) to net cash
 provided by operating activities:
  Depreciation and amortization...   763,584   1,646,105   611,009    760,378
  Gain on equipment sales.........   (35,177)                         (19,474)
  Deferred taxes..................    81,859     131,318    87,014    (84,125)
  Changes in assets and
   liabilities:
  Increase in accounts receivable.   (81,581)   (191,270) (206,289)   (59,246)
  Increase in inventory...........   (10,437)    (21,410)  (48,417)   (30,016)
  (Decrease) increase in prepaid
   expenses and other assets......    50,884    (146,248) (104,458)    15,276
  Increase in accounts payable,
   accrued expenses and other
   liabilities....................   119,054     158,153    65,881    400,773
  (Decrease) increase in income
   taxes payable..................    53,303     (53,303)   10,992    (54,283)
                                   ---------  ----------  --------  ---------
Total adjustments.................   941,489   1,523,345   415,732    929,283
                                   ---------  ----------  --------  ---------
  Cash provided by operating
   activities..................... 1,334,864   1,400,552   607,227    766,436
CASH FLOWS FROM INVESTING
 ACTIVITIES
Purchase of rental equipment......  (388,116)
Proceeds from sale of rental
 equipment........................    96,987     413,481   346,540     74,642
                                   ---------  ----------  --------  ---------
  Cash provided by (used in)
   investing activities...........  (291,129)    413,481   346,540     74,642
CASH FLOWS FROM FINANCING
 ACTIVITIES
Principal payments on debt........  (957,424) (4,567,552) (741,982)  (863,459)
Principal payments on capital
 lease obligations................               (32,258)
Borrowings under credit facility..             3,169,208
                                   ---------  ----------  --------  ---------
  Cash used in financing
   activities.....................  (957,424) (1,430,602) (741,982)  (863,459)
                                   ---------  ----------  --------  ---------
Increase (decrease) in cash.......    86,311     383,431   211,785    (22,381)
  Cash balance at beginning of
   year...........................    58,180     144,491   144,491    527,922
                                   ---------  ----------  --------  ---------
  Cash balance at end of year..... $ 144,491  $  527,922  $356,276  $ 505,541
                                   =========  ==========  ========  =========

                            See accompanying notes.

                         MISSION VALLEY RENTALS, INC.

                         NOTES TO FINANCIAL STATEMENTS

                            JUNE 30, 1996 AND 1997
           (THE INFORMATION AS OF DECEMBER 31, 1997 AND FOR THE SIX
             MONTHS ENDED DECEMBER 31, 1996 AND 1997 IS UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Business Activity

  Mission Valley Rentals, Inc. (the "Company") rents, sells and repairs construction equipment for use by contractor, industrial and homeowner markets. The rentals are on a daily, weekly or monthly basis. The Company has four locations in Northern California and its principal market area is the entire Bay Area and the San Joaquin Valley. The nature of the Company's business is such that short-term obligations are typically met by cash flow generated from long-term assets. Consequently, consistent with industry practice, the balance sheets are presented on an unclassified basis.

  On September 1, 1996, the Company acquired for $2,320,000 a substantial amount of rental equipment and fixed assets from Rental World, Inc. and assumed all operations. The Company utilized the funds available under its line of credit to finance the purchase. The acquisition has been accounted for as a purchase and, accordingly, at such date the Company recorded the assets acquired at their estimated fair values.

  The acquired assets have been recorded at their estimated fair value at the date of the acquisition of $1,527,503 with the excess purchase price of $792,497 being recorded as goodwill.

 Interim Financial Statements

  The accompanying balance sheet at December 31, 1997 and the statements of income, stockholders' equity and cash flows for the six-month periods ended December 31, 1996 and 1997 are unaudited and have been prepared on the same basis as the audited financial statements included herein. In the opinion of management, such unaudited financial statements include all adjustments necessary to present fairly the information set forth therein, which consist solely of normal recurring adjustments. The results of operations for such interim period are not necessarily indicative of results for the full year.

 Inventory

  Inventory consists primarily of general replacement parts and fuel for the equipment and are stated at the lower of cost, determined under the first-in, first-out method, or market.

 Rental Equipment

  Rental equipment is recorded at cost. Depreciation for rental equipment is computed using the straight-line method over an estimated five-year useful life with a 10% salvage value.

  Ordinary maintenance and repair costs are charged to operations as incurred. Proceeds from the disposal and the related net book value of the equipment are recognized in the period of disposal and reported as revenue from sales of equipment and cost of sales of equipment, respectively, in the statements of operations.

 Property and Equipment

  Property and equipment is stated at cost. Depreciation of property and equipment is computed on the straight-line method over estimated useful lives of 5 to 10 years.

                         MISSION VALLEY RENTALS, INC.

  Ordinary maintenance and repair costs are charged to operations as incurred. The cost of assets sold, retired, or otherwise disposed of, and the related accumulated depreciation is eliminated from the accounts and any resulting gain or loss is included in operations.

 Intangible assets

  Intangible assets are recorded at cost and consist of goodwill, which is being amortized by the straight line method over its estimated useful life of forty years. Accumulated amortization at June 30, 1997 and December 31, 1997 is $16,494 and $26,656, respectively.

 Rental Revenue

  Rental revenue is recorded as earned under the operating method.

 Advertising Costs

  The Company advertises primarily through phone directories and the distribution of promotional items. All advertising costs are expensed as incurred. Advertising expenses amounted to approximately $63,800 and $104,500 in the years ended June 30, 1996 and 1997, respectively, and $52,000 and $42,000 for the six months ended December 31, 1996 and 1997, respectively.

 Income Taxes

  The Company uses the "liability method" of accounting for income taxes. Accordingly, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse.

 Accounting Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2. CONCENTRATIONS OF CREDIT RISK

  The Company maintains cash balances with a quality financial institution and, consequently, management believes funds maintained there are secure. Concentrations of credit risk with respect to customer receivables are limited due to the large number of customers comprising the Company's customer base and its credit policy.

3. RENTAL EQUIPMENT

  Rental equipment and related accumulated depreciation consisted of the following:

                                                     JUNE 30
                                              --------------------- DECEMBER 31,
                                                 1996       1997        1997
                                              ---------- ---------- ------------
                                                                    (UNAUDITED)
      Rental equipment....................... $6,384,287 $9,793,816 $10,454,616
      Less accumulated depreciation..........  3,380,176  4,635,027   4,786,957
                                              ---------- ---------- -----------
      Rental equipment, net.................. $3,004,111 $5,158,789 $ 5,667,659
                                              ========== ========== ===========

                          MISSION VALLEY RENTALS, INC.

4. PROPERTY AND EQUIPMENT

  Property and equipment consists of the following:

                                                       JUNE 30
                                                  ----------------- DECEMBER 31,
                                                    1996     1997       1997
                                                  -------- -------- ------------
                                                                    (UNAUDITED)
      Furniture and fixtures..................... $237,744 $273,686   $273,686
      Leasehold improvements.....................  268,939  293,557    293,557
                                                  -------- --------   --------
                                                   506,683  567,243    567,243
      Less accumulated depreciation..............  382,086  412,242    428,900
                                                  -------- --------   --------
        Total.................................... $124,597 $155,001   $138,343
                                                  ======== ========   ========

5. DEBT AND CAPITAL LEASE OBLIGATIONS

  Debt and capital lease obligations consist of the following:

                                                    JUNE 30
                                             --------------------- DECEMBER 31,
                                                1996       1997        1997
                                             ---------- ---------- ------------
                                                                   (UNAUDITED)
Ingersoll-Rand--Various notes with combined
 monthly payments of $3,514 including
 interest from 7.9% to 10%.................  $   53,296 $  100,980  $  167,744
Clark Equipment Credit Co.--Various notes
 with combined monthly payments of $5,217
 including interest from 7.9% to 9.9%......      35,443    194,304     156,550
Fremont Bank--Various notes with combined
 monthly payments of $52,073 including
 interest from 8.75% to 9.35%..............     784,633  2,874,127   3,017,141
Ford Motor Credit--Various notes with
 combined monthly payments of $1,908
 including interest from 8.75% to 9.25%....      64,948    333,237     374,384
Ford New Holland--Various notes with
 combined monthly payments of $3,849
 including interest 10.5%..................     123,539     79,366      55,493
Orix Credit--Various notes with combined
 monthly payments of $3,864 including
 interest from 6.3% to 9.3%................      10,264     71,764      51,293
Case Credit--Various notes with combined
 monthly payments of $20,216 including
 interest from 7.7% to 7.9%................     209,397    567,827     486,188
Caterpillar Financial Services--Various
 notes with combined monthly payments of
 $3,615 including interest of 6.6%.........         --     150,936     133,994
Country Ford--Various leases with combined
 monthly payments of $6,685 including
 interest of 8.0%..........................         --     351,683     325,197
John Deere--Three notes with combined
 monthly payments of $3,038 including
 interest of 4.9%..........................      14,073     53,471      45,788
Associates--Various notes with combined
 monthly payments of $5,314 including
 interest from 7.5% to 8.98%...............     147,925    182,165     366,594
GMAC--One note with a monthly payment of
 $886 including interest of 9.99%..........         --      20,627      16,254
AEL Lease--Two notes with a combined
 monthly payment of $2,736 including
 interest of 8.25%.........................       3,244     40,705      82,129
M.E.L. Enterprises--One note with a monthly
 payment of $2,595 including interest of
 9.0%......................................      65,312     38,984      24,909
AT&T Finance Corp.--Three notes with a
 combined monthly payment of $4,028
 including interest of 7.35%...............         --         --      194,253
Other......................................         --      41,967      38,369
                                             ---------- ----------  ----------
                                             $1,512,074 $5,102,143  $5,536,280
                                             ========== ==========  ==========

                         MISSION VALLEY RENTALS, INC.

  Substantially all rental equipment collateralize the above notes.

  Subsequent to June 30, 1997, the Company paid $2,766,372 on certain amounts outstanding under the debt and capital lease agreements. The remaining balance of $2,335,771 is scheduled for payment in fiscal year 1998.

6. CAPITAL LEASES

  The Company leases certain rental equipment under leases accounted for as capital leases. The following is an analysis of the leased property.

                                                           JUNE 30  DECEMBER 31,
                                                             1997       1997
                                                           -------- ------------
                                                                    (UNAUDITED)
      Rental equipment.................................... $383,874   $383,874
      Less accumulated amortization.......................   39,688     59,688
                                                           --------   --------
        Net............................................... $344,186   $324,186
                                                           ========   ========

  Total depreciation expense on assets under capital leases was $39,688 and $20,000 in the year ended June 30, 1997 and for the six months ended December 31, 1997, respectively.

  The following is a schedule by years of future lease payments under capital leases together with the present value of the net minimum lease payments as of June 30, 1997:

      Year ended June 30, 1998........................................ $ 80,223
        1999..........................................................   80,233
        2000..........................................................   80,223
        2001..........................................................   80,223
        2002..........................................................   80,223
        Thereafter....................................................   33,426
                                                                       --------
      Net minimum lease payment.......................................  434,541
      Less amount representing interest...............................   82,858
                                                                       --------
      Present value of net minimum lease payments..................... $351,683
                                                                       ========

7. OPERATING LEASES

  The Company leases four store locations on long term leases. The Company is responsible for all operating expenses of the facilities including property taxes, assessments, insurance, repairs and maintenance.

  Rent expense under these leases totaled $216,725 and $334,725 for the years ended June 30, 1996 and 1997 and $166,363 and $169,963 for the six months ended December 31, 1996 and 1997, respectively. Under the lease agreements, aggregate rent is payable in monthly installments of approximately $28,560. Under certain lease agreements, the rent shall be increased annually to reflect the then current fair market rent for the premises, provided that each annual increase shall not exceed a specific percentage, as defined in the agreements, of the previous year's rental rate. Future minimum rent commitments are $342,725 each for years ended June 30, 1998 to June 30, 2004 and $217,563 and $21,000 for fiscal 2005 and 2006 respectively, provided there is no increase in fair market rent for the premises.

                         MISSION VALLEY RENTALS, INC.

8. INCOME TAXES

  The provision (benefit) for income taxes consists of the following:


                                               JUNE 30          DECEMBER 31
                                          -----------------  ------------------
                                            1996     1997      1996      1997
                                          -------- --------  --------  --------
                                                                (UNAUDITED)
Current:.
  Federal................................ $184,790 $(85,541) $(22,719) $ 29,842
  State..................................   32,610      --                  --
                                          -------- --------  --------  --------
                                           217,400  (85,541)  (22,719)   29,842
Deferred:.
  Federal................................   69,580  111,620    74,407   (71,507)
  State..................................   12,279   19,698    12,607   (12,618)
                                          -------- --------  --------  --------
                                            81,859  131,318    87,014   (84,125)
                                          -------- --------  --------  --------
  Total.................................. $299,259 $ 45,777  $ 64,295  $(54,283)
                                          ======== ========  ========  ========

Significant components of the Company's deferred tax liability at June 30, 1996 and 1997 and December 31, 1997 (unaudited) are as follows:

                              JUNE 30
                         ------------------  DECEMBER 31,
                           1996      1997        1997
                         --------  --------  ------------
                                             (UNAUDITED)
Difference in basis of
 accounting............. $(33,025) $(41,185)   $    --
Cumulative tax
 depreciation in excess
 of book................  188,774   319,869     235,744
                         --------  --------    --------
Deferred tax liability,
 net.................... $155,749  $278,684    $235,744
                         ========  ========    ========

  Deferred tax assets at June 30, 1996 and 1997, are included in prepaid expenses and other assets on the accompanying balance sheet.

9. SUPPLEMENTAL CASH FLOW INFORMATION

  For the years ended June 30, 1996 and 1997 and the six months ended December 31, 1996 and 1997, total interest paid was $139,925 and $367,561 and $171,923 and $238,334, respectively.

  For the years ended June 30, 1996 and 1997 and the six months ended December 31, 1996 and 1997, total taxes paid were $120,000 and $127,611 and $84,358 and
$ -- , respectively.

  For the years ended June 30, 1996 and 1997 and for the six months ended December 31, 1996 and 1997, the Company purchased $857,779, $3,844,300,
$3,156,404 and $1,297,596, respectively, of equipment which was financed.

  For the year ended June 30, 1997 and the six months ended December 31, 1996, the Company entered into capital lease agreements for rental equipment totaling $383,874.

10. EMPLOYEE BENEFIT PLAN

  On January 1, 1996, the Company established a defined contribution 401(k) retirement plan which covers substantially all full time employees. The employees may contribute up to 15% of their weekly gross pay. The Company matches 20% of the employees contribution. Effective September 1997, the Company's match

                         MISSION VALLEY RENTALS, INC.

increased to 70%. Company contributions to the plan were $7,674, $15,211, $7,807 and $33,159 for the years ended June 30, 1996 and 1997 and for the six month periods ended December 31, 1996 and 1997, respectively.

11. SUBSEQUENT EVENT

  On January 13, 1998, the Company entered into a stock purchase agreement with United Rentals, Inc. ("United"). Under the terms of the stock purchase agreement, United purchased all of the issued and outstanding capital stock of the Company.

                             UNITED RENTALS, INC.

                  PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

  The accompanying unaudited pro forma consolidated balance sheet of the Company as of December 31, 1997 gives effect to the acquisitions of Access Rentals, Inc. and affiliates, BNR Equipment Ltd. and affiliates, and Mission Valley Rentals, Inc. (the "Acquired Companies") completed by the Company subsequent to such date and the financing of each such acquisition, as if all such transactions had occurred on December 31, 1997.

  The accompanying unaudited pro forma consolidated statements of operations of the Company for the year ended December 31, 1997 gives effect to the acquisition of each of the Acquired Companies and the financing thereof, as if all such transactions had occurred at the beginning of the period.

  The pro forma consolidated financial statements are based upon certain assumptions and estimates which are subject to change. These statements are not necessarily indicative of the actual results of operations that might have occurred, nor are they necessarily indicative of expected results in the future.

  The pro forma consolidated financial statements should be read in conjunction with the Company's historical Consolidated Financial Statements and related Notes filed as an Exhibit hereto.

                             UNITED RENTALS, INC.

                     PRO FORMA CONSOLIDATED BALANCE SHEETS

                               DECEMBER 31, 1997
                                  (UNAUDITED)

                           UNITED        ACCESS      BNR GROUP   MISSION VALLEY  PRO FORMA        PRO FORMA
                        RENTALS, INC. RENTALS, INC. OF COMPANIES RENTALS, INC.  ADJUSTMENTS      CONSOLIDATED
                        ------------- ------------- ------------ -------------- ------------     ------------
ASSETS
Cash and cash equiva-
lents.................  $ 68,607,528   $   362,817  $    25,306    $  505,541   $(69,451,192)(a) $     50,000
Accounts receivable,
net...................     7,494,636    10,557,474    5,096,644       721,252                      23,870,006
Inventory.............     3,827,446     2,511,326    1,593,190        88,965                       8,020,927
Rental equipment,
net...................    33,407,561    63,636,491    9,246,449     5,667,659       (147,217)(b)  111,810,943
Property and
equipment, net........     2,272,683     5,386,167      738,032       138,343     (1,162,542)(c)    7,372,683
Intangible assets,
net...................    50,533,736     2,212,368                    765,841     53,630,338 (d)  107,142,283
Prepaid expenses and
other assets..........     2,966,822     3,934,801       60,147       165,599                       7,127,369
                        ------------   -----------  -----------    ----------   ------------     ------------
   Total Assets.......  $169,110,412   $88,601,444  $16,759,768    $8,053,200   $(17,130,613)    $265,394,211
                        ============   ===========  ===========    ==========   ============     ============
LIABILITIES AND STOCK-
HOLDERS' EQUITY
Accounts payable......  $  5,697,830   $ 7,160,756  $ 1,456,996    $  805,462                    $ 15,121,044
Debt..................     1,074,474    51,505,595    7,575,767     5,536,280   $(64,617,642)(e)   67,674,130
                                                                                  66,599,656 (f)
Accrued expenses and
other liabilities.....     4,608,077     7,821,732    5,016,579       181,461                      17,627,849
                        ------------   -----------  -----------    ----------   ------------     ------------
   Total liabilities..    11,380,381    66,488,083   14,049,342     6,523,203      1,982,014      100,423,023
                        ------------   -----------  -----------    ----------   ------------     ------------
Stockholders' equity
 Common stock.........       238,991        10,000       58,315         1,000        (69,315)(g)      242,394
                                                                                       3,403 (h)
 Additional paid-in
 capital..............   157,457,418    (1,101,494)                                1,101,494 (h)  164,695,172
                                                                                   7,237,754 (f)
 Retained earnings
 (deficit)............        33,622    23,204,855    2,652,111     1,528,997    (27,385,963)(g)       33,622
                        ------------   -----------  -----------    ----------   ------------     ------------
   Total stockholders'
   equity.............   157,730,031    22,113,361    2,710,426     1,529,997    (19,112,627)     164,971,188
                        ------------   -----------  -----------    ----------   ------------     ------------
   Total liabilities
   and stockholders'
   equity.............  $169,110,412   $88,601,444  $16,759,768    $8,053,200   $(17,130,613)    $265,394,211
                        ============   ===========  ===========    ==========   ============     ============

                             UNITED RENTALS, INC.

                PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

                     FOR THE YEAR ENDED DECEMBER 31, 1997
                                  (UNAUDITED)

                      UNITED
                     RENTALS,     ACCESS      BNR GROUP     MISSION VALLEY   PRO FORMA       PRO FORMA
                       INC.    RENTALS, INC. OF COMPANIES   RENTALS, INC.   ADJUSTMENTS     CONSOLIDATED
                    ------------------------ ------------   --------------  -----------     ------------
Revenues
 Equipment
 rentals........... $ 7,018,564 $42,316,423   $9,402,842      $7,852,751                    $ 66,590,580
 Sales of
 equipment and
 merchandise and
 other revenue.....   3,614,834   9,942,738   14,612,355         764,920                      28,934,847
                    ----------- -----------   ----------    ------------                    ------------
   Total revenues..  10,633,398  52,259,161   24,015,197       8,617,671                      95,525,427
Cost of revenues
 Cost of equipment
 rentals,
 excluding
 depreciation......   3,203,009  12,415,655    4,662,325       3,436,601                      23,717,590
 Rental equipment
 depreciation......   1,038,947   8,480,016    1,588,710       1,746,340    $(3,231,083)(a)    9,622,930
 Cost of sales and
 other operating
 expenses..........   2,580,162   8,861,832   10,360,520         517,661        (57,068)(b)   22,263,107
                    ----------- -----------   ----------    ------------    -----------     ------------
   Total cost of
   revenues........   6,822,118  29,757,503   16,611,555       5,700,602     (3,288,151)      55,603,627
                    ----------- -----------   ----------    ------------    -----------     ------------
Gross profit.......   3,811,280  22,501,658    7,403,642       2,917,069      3,288,151       39,921,800
Selling, general
and administrative
expenses...........   3,311,669  10,439,727    5,402,206       3,062,607     (3,619,268)(c)   19,257,160
Non-rental                                                                      660,219 (d)
depreciation and
amortization.......     262,102   1,354,639      104,486          31,695      1,796,686 (e)    3,549,608
                    ----------- -----------   ----------    ------------    -----------     ------------
Operating income...     237,509  10,707,292    1,896,950        (177,233)     4,450,514       17,115,032
Interest expense...     454,072   3,700,559      501,428         433,972     (4,084,431)(f)    5,270,023
Other (income)                                                                4,264,423 (g)
expense, net.......    (270,701)   (809,146)           0         (61,269)             0       (1,141,116)
                    ----------- -----------   ----------    ------------    -----------     ------------
Income before
provision for
income taxes.......      54,138   7,815,879    1,395,522        (549,936)     4,270,522       12,986,125
Provision for
income taxes.......      20,516   2,744,691      458,302         (72,801)     2,043,743 (h)    5,194,451
                    ----------- -----------   ----------    ------------    -----------     ------------
Net income......... $    33,622 $ 5,071,188    $ 937,220      $ (477,135)   $ 2,226,779     $  7,791,674
                    =========== ===========   ==========    ============    ===========     ============
Basic Earnings per
share.............. $      0.00                                                             $       0.32
                    ===========                                                             ============
Diluted Earnings
per share.......... $      0.00                                                             $       0.30
                    ===========                                                             ============



  The accompanying notes are an integral part of these pro forma consolidated financial statements

                             UNITED RENTALS, INC.

             NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

1. BACKGROUND

  United Rentals, Inc. was formed in September 1997 for the purpose of creating a large geographically diversified equipment rental company in the United States and Canada. The Company rents a broad array of equipment to a diverse customer base that includes construction industry participants, industrial companies, homeowners and other individuals. The Company also engages in related activities such as selling used rental equipment, acting as a distributor for certain new equipment, and selling related merchandise and parts.

2. HISTORICAL FINANCIAL STATEMENTS

  The historical financial data presented in these pro forma consolidated financial statements represent the financial position and results of operations of (i) the Company as of December 31, 1997 and for the period from inception to December 31, 1997 and (ii) each of the Acquired Companies as of and for the year ended December 31, 1997. Such data is derived from the respective financial statements of the Company and each of the Acquired Companies.

  The historical financial statements of the BNR Group of Companies are stated in Canadian dollars and prepared in accordance with Canadian generally accepted accounting principles. The historical financial data for the BNR Group of Companies presented in these pro forma consolidated financial statements reflect the translation of these statements into US dollars and have been adjusted to conform to US generally accepted accounting principles.

3. ACQUISITIONS

  The aggregate consideration paid by the Company for the Acquired
Companies (the "Acquisition Consideration") was 78.7 million and consisted of approximately $71.4 million in cash, 370,321 shares of Common Stock, and warrants to purchase an aggregate of 30,000 shares of Common Stock.

  Based upon management's preliminary estimates, it is estimated that the carrying value of the assets and liabilities of the Acquired Companies approximates fair value, with the exception of rental equipment and other property and equipment, which required adjustments to reflect fair market value. The following table presents the allocation of purchase prices of each of the Acquired Companies:

                           ACCESS      BNR GROUP
                          RENTALS,        OF       MISSION VALLEY   COMBINED
                            INC.       COMPANIES   RENTALS, INC.     TOTAL
                         -----------  -----------  -------------- ------------
Purchase price.......... $46,488,114  $15,490,704   $16,695,545    $78,674,363
Net assets acquired.....  22,113,361    2,710,426     1,529,997     26,353,784
Fair value adjustments:
  Rental equipment......    (909,859)   1,061,690      (299,048)      (147,217)
  Property and
   equipment............  (1,136,167)     (38,032)       11,657     (1,162,542)
                         -----------  -----------   -----------   ------------
Intangibles recognized.. $26,420,779  $11,756,620   $15,452,939    $53,630,338
                         ===========  ===========   ===========   ============

4. PRO FORMA ADJUSTMENTS

  Balance sheet adjustments:

  a. Records the portion of the Acquisition Consideration and debt repayment paid from available cash on hand.

  b. Adjusts the carrying value of rental equipment to fair market value.

  c. Adjusts the carrying value of property and equipment to fair market value.

  d. Records the excess of the Acquisition Consideration over the estimated fair value of net assets acquired.

  e. Records the repayment of certain indebtedness of the Acquired Companies.

  f. Records the portion of the Acquisition Consideration and debt repayment funded by borrowing under the Company's Credit Facility.

  g. Records the elimination of the stockholders' equity of the Acquired Companies.

  h. Records the portion of the Acquisition Consideration paid in the form of Common Stock and warrants.

  Statement of operations adjustments:

  a. Adjusts the depreciation of rental equipment and other property and equipment based upon adjusted carrying values utilizing the following lives (subject to a salvage value ranging from 0 to 10%):

       Rental equipment.............................................. 2-9 years
       Other property and equipment.................................. 2-15 years

  b. Adjusts the method of accounting for inventory at one of the Acquired Companies from the LIFO method to the FIFO method.

  c. Adjusts the compensation to former owners and executives of the Acquired Companies to current levels of compensation.

  d. Adjusts the lease expense for real estate utilized by the Acquired Companies to current lease agreements.

  e. Records the amortization of the excess of cost over net assets acquired attributable to the acquisitions of the Acquired Companies using an estimated life of 40 years.

  f. Eliminates interest expense related to the outstanding indebtedness of the Acquired Companies which was repaid by the Company.

  g. Records interest expense relating to the portion of the Acquisition Consideration funded through borrowing under the Company's Credit Facility using a rate per annum of 7.3%.

  h. Records a provision for income taxes at an estimated rate of 40%.

5. EARNINGS PER SHARE

  Earnings per share is calculated by dividing the net income by the weighted average outstanding shares during the period. The weighted average outstanding shares during the period is calculated as follows:

      Basic:
      Shares outstanding at December 31, 1997.......................  23,899,119
      Shares issued for acquisitions................................     370,321
                                                                      ----------
                                                                      24,269,440
                                                                      ==========
      Dilutive:
      Shares outstanding at December 31, 1997.......................  23,899,119
      Shares issued for acquisitions................................     370,321
      Common stock equivalents (based on the initial public offering
       price of $13.50 per share)...................................   1,882,980
                                                                      ----------
                                                                      26,152,420
                                                                      ==========

                                    SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 3rd day of February, 1998.

                                     UNITED RENTALS, INC.


                                     By:          Michael J. Nolan
                                          -------------------------------
                                          Name:   Michael J. Nolan
                                          Title:  Chief Financial Officer

                                 EXHIBIT INDEX

      99.1 Consolidated financial statement of United Rentals, Inc. for the period from August 14, 1997 (inception) to
                                 December 31, 1997